Exhibit 10.1
STILLWATER MINING COMPANY
(“Stillwater”)
and
MARATHON PGM CORPORATION
(“Marathon”)
and
MARATHON GOLD CORPORATION
(“Marathon Gold”)
ARRANGEMENT AGREEMENT
Dated September 7, 2010

SCHEDULES

SCHEDULE A	—	Plan of Arrangement under Section 192 of the Business Corporations Act (Canada)

SCHEDULE B	—	Stillwater Subsidiary

SCHEDULE C	—	Marathon Subsidiaries

SCHEDULE D	—	Acquired Properties

SCHEDULE E	—	Marathon Gold Assets and Marathon Gold Properties

SCHEDULE F	—	Directors and Officers of Marathon

TABLE OF CONTENTS

Article 1 INTERPRETATION	5

Definitions	5
Number and Gender	15
Interpretation Not Affected by Headings	16
Date of Any Action	16
References to Statutes	16
References to Persons	16
Accounting Matters	16
Knowledge	16
Currency	16
Schedules	17

Article 2 THE ARRANGEMENT	17

Plan of Arrangement	17
Effective Date	17
Interim Order	17
Final Order	18
1933 Act Exemption	18
Closing	19
Articles of Arrangement	19

Article 3 REPRESENTATIONS AND WARRANTIES	19

Representations and Warranties of Stillwater	19
Representations and Warranties of Marathon and Marathon Gold	22
Survival of Representations and Warranties	36

Article 4 COVENANTS	36

Covenants of Marathon and Marathon Gold	36
Covenants of Marathon and Marathon Gold Regarding Non-Solicitation	43
Right to Accept a Superior Proposal	46
Covenants of Marathon and Marathon Gold Regarding Reorganization	48
Covenants of Stillwater	49

Article 5 CONDITIONS PRECEDENT	50

Mutual Conditions Precedent of Marathon, Marathon Gold and Stillwater	50
Conditions Precedent to Obligations of Marathon and Marathon Gold	52
Conditions Precedent to Obligations of Stillwater	53
Co-operation	54
Notice and Cure Provisions	55
Merger of Conditions	56
Resignations	56

Article 6 TRANSITION PERIOD AND INSURANCE	56

Transition Period	56
Insurance	57

Article 7 TERMINATION AND AMENDMENT	57

Rights of Termination	57

Termination Deadline	58
Termination Fee	58
Amendment	59
Waiver	59

Article 8 ADDITIONAL COVENANTS AND INDEMNIFICATION	59

Other Business	59
Right to Purchase Marathon Gold Shares	60
Post-Closing Adjustments	60
Indemnification by Marathon Gold	60
Remedies	61

Article 9 PRIVATE PLACEMENT	62

Subscription	62
Representations, Warranties, Covenants and Acknowledgements of Stillwater	62
Representations and Warranties of Marathon	66
Survival of Representations	66
Covenants of Marathon	66
Conditions to Closing the Private Placement	67
Payment of Subscription Price	67

Article 10 GENERAL	67

Notice	67
Binding Effect	69
No Assignment	69
Public Statements	69
Entire Agreement	69
Time of Essence	70
Severability	70
Counterpart Executions and Facsimile Transmissions	70
Fees and Expenses	70
Investigation	70
Further Assurances	70
Waiver	70
Governing Law	70

4.

ARRANGEMENT AGREEMENT
THIS ARRANGEMENT AGREEMENT is dated the 7th day of September, 2010.

AMONG:	STILLWATER MINING COMPANY, a corporation existing under the laws of Delaware;

(“Stillwater”)

AND:	MARATHON PGM CORPORATION, a corporation existing under the laws of Canada;

(“Marathon”)

AND:	MARATHON GOLD CORPORATION, a corporation existing under the laws of Canada;

(“Marathon Gold”)
WHEREAS:
(A)	Marathon Gold is a wholly-owned Subsidiary of Marathon.

(B)	Stillwater, Marathon Gold and Marathon agree to proceed with a business combination transaction providing for the transfer of part of the business of Marathon to Marathon Gold, the distribution of the Marathon Gold Shares to Marathon Shareholders and the acquisition by Stillwater of all of the Marathon Shares.

(C)	The Parties hereto intend to carry out the proposed business combination transaction by way of a plan of arrangement under the provisions of the Canada Business Corporations Act.
NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the respective covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
Definitions
1.1	In this Agreement and in the recitals hereto, unless there is something in the context or subject matter inconsistent therewith, the following words and terms shall have the meanings hereinafter set out:
(a)	“AcquireCo” has the meaning ascribed to such term in subsection 4.5(h) hereof;

(b)	“Acquired Assets” means all of the assets and liabilities of Marathon that remain in Marathon following the Marathon Gold Transfer;

(c)	“Acquired Properties” means the Marathon PGM-Cu Project, the Geordie Lake PGM-Cu Project, the Coubran Lake Project, the Bird River Sill Project and the Freehold Properties, all as more particularly described in schedule D attached hereto;

(d)	“Acquisition Proposal” means, other than from or with Stillwater or the Stillwater Subsidiary, any merger, amalgamation, statutory arrangement, recapitalization, take-over bid, sale of material properties or assets (including, without limitation, the sale of all or any part of the Acquired Assets or the Acquired Properties), any lease, long-term supply agreement or other arrangement having the same economic effect as a sale of any such material properties or assets, any sale or grant of a royalty or similar type transaction with respect to the Acquired Properties, any liquidation, winding-up, sale or redemption of a material number of shares or rights or interests therein or thereto or any similar transaction involving Marathon or any of the Marathon Subsidiaries, or any other similar transaction which would, or could, impede the completion of the Arrangement or any of the other transactions contemplated in this Agreement or a written inquiry or proposal to do so, excluding the Arrangement, the Private Placement and the other transactions contemplated hereby;

(e)	“Agreement” means this agreement among Stillwater, Marathon and Marathon Gold entered into for the purpose of effecting the Arrangement, including the schedules attached hereto, as the same may be supplemented or amended from time to time;

(f)	“Applicable Laws” means any domestic or foreign statute, law, ordinance, rule, regulation, restriction, published and legally binding regulatory policy or guideline, by-law (zoning or otherwise), or order or any consent, exemption, approval or licence of any domestic or foreign Governmental Entity that applies in whole or in part to the Parties hereto, as the context requires, or to their respective businesses, undertakings, properties or securities including, without limitation, Applicable Securities Laws;

(g)	“Applicable Securities Laws” means Canadian Securities Laws and United States Securities Laws as applicable in the circumstances;

(h)	“Arrangement” means the arrangement under the provisions of section 192 of the CBCA, on the terms and conditions set forth in the Plan of Arrangement, subject to any amendment or supplement thereto made in accordance with this Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order;

(i)	“Arrangement Resolution” means the Special Resolution of Marathon Shareholders approving the Arrangement;

(j)	“Articles of Arrangement” means the articles of arrangement of Marathon in respect of the Arrangement required by the CBCA to be filed with the Director after the Final Order is made;
6.

(k)	“Business Day” means a day which is not a Saturday, Sunday or a civic or statutory holiday in Toronto, Ontario;

(l)	“Canadian GAAP” means accounting principles generally accepted in Canada;

(m)	“Canadian Securities Laws” means the Securities Act (Ontario) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each of the provinces and territories of Canada and the published rules and policies of the TSX;

(n)	“Cash Consideration” has the meaning ascribed thereto in the Plan of Arrangement;

(o)	“CBCA” means the Canada Business Corporations Act, as amended;

(p)	“Claim” has the meaning ascribed to such term in section 8.4 of this Agreement;

(q)	“Closing Date” means the Business Day that is three Business Days after the granting of the Final Order or such other date as the Parties hereto may agree;

(r)	“Code” means the Internal Revenue Code of 1986 (United States), as amended;

(s)	“Competition Act” means the Competition Act (Canada);

(t)	“Confidentiality Agreement” means the confidentiality agreement dated May 6, 2010 between Stillwater and Marathon, as amended;

(u)	“Court” means the Ontario Superior Court of Justice (Commercial List);

(v)	“Depositary” means any trust company, bank or financial institution agreed to in writing between Stillwater and Marathon for the purpose of, among other things, exchanging certificates representing Marathon Shares for certificates representing Share Consideration and disbursing the Cash Consideration;

(w)	“Director” means the Director appointed pursuant to section 260 the CBCA;

(x)	“Dissent Rights” means the rights of dissent of Marathon Shareholders in respect of the Arrangement Resolution described in the Plan of Arrangement;

(y)	“Dissenting Marathon Shareholder” has the meaning ascribed thereto in the Plan of Arrangement;

(z)	“Effective Date” means the date shown in the certificate of arrangement issued in accordance with section 262 of the CBCA in respect of the Arrangement, being the Closing Date, or such other date as may be agreed to by the Parties hereto;

(aa)	“Effective Time” means the time when the Arrangement will be deemed to have been completed, which shall be 12:01 a.m., Toronto time, on the Effective Date;
7.

(bb)	“Encumbrance” means any mortgage, hypothec, pledge, assignment, charge, lien, claim, security interest, adverse interest, other third Person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

(cc)	“Environmental Approvals” means all permits, certificates, licences, authorizations, consents, instructions, registrations, directions or approvals issued or required by any Governmental Entity pursuant to any Environmental Law;

(dd)	“Environmental Laws” means all Applicable Laws relating to pollution, the protection of the environment or public health and safety including all Environmental Approvals;

(ee)	“Exchange Ratio” has the meaning ascribed thereto in the Plan of Arrangement;

(ff)	“Fairness Opinion” means the verbal and the subsequent written opinion of the Financial Advisor that the consideration to be received by Marathon Shareholders, other than Stillwater, pursuant to the Arrangement is fair, from a financial point of view, to the Marathon Shareholders, subject to the limitations and qualifications set out in the Fairness Opinion;

(gg)	“Final Order” means the final order of the Court approving the Arrangement, as such order may be amended by the Court (with the consent of Stillwater and Marathon) at any time prior to the Effective Date or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

(hh)	“Financial Advisor” means Haywood Securities Inc.;

(ii)	“Freehold Properties” means the real property as more particularly described in schedule D attached hereto;

(jj)	“Governmental Entity” means any applicable (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency, domestic or foreign, (ii) any subdivision, agent, commission, board or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

(kk)	“Hazardous Substance” means any chemical, material or substance in any form, whether solid, liquid, gaseous, semisolid or any combination thereof, whether waste material, raw material, finished product, intermediate product, by-product or any other material or article, that is listed or regulated under any Environmental Laws as a hazardous substance, toxic substance, waste or contaminant or is otherwise listed or regulated under any Environmental Laws because it poses a hazard to human health or the environment, including petroleum products, asbestos, PCBs, urea formaldehyde foam insulation and lead-containing paints or coatings;

(ll)	“ICA” means the Investment Canada Act, as amended, and the regulations issued thereunder;
8.

(mm)	“IFRS” means International Financial Reporting Standards;

(nn)	“Indemnified Liability” means a liability or obligation accruing or becoming payable by Marathon, which was incurred or accrued prior to the Effective Time and that relates principally to one of the Marathon Gold Properties (including the operations or activities in connection therewith) of Marathon or the Marathon Subsidiaries (prior to the Effective Time), but provided that any such liability or obligation disclosed in the Marathon Disclosure Letter or that relates to operations or activities on the Acquired Properties prior to the Effective Time shall not be an Indemnified Liability;

(oo)	“Indemnified Taxes” means (i) the amount of any Tax which is payable to any Governmental Entity by Marathon, Marathon Gold or any of the Marathon Subsidiaries, as the case may be, in respect of the Marathon Gold Transfer and any Pre-Acquisition Reorganization; and (ii) the amount of any Taxes assessed or reassessed by any Governmental Entity against Marathon, Marathon Gold or any of the Marathon Subsidiaries, as the case may be, for any period ending at or before the Effective Time;

(pp)	“Indemnity Notice” has the meaning ascribed to such term in section 8.4 hereof;

(qq)	“Interim Order” means the interim order of the Court providing for, among other things, the calling and holding of the Marathon Meeting, as such order may be amended, supplemented or varied by the Court;

(rr)	“Losses”, in respect of any matter, means all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including all interest, penalties, amounts paid in settlement and reasonable out-of-pocket legal and other professional fees and disbursements) arising directly or indirectly as a consequence of such matter less in all cases any insurance and/or tax benefits received or receivable in respect thereof;

(ss)	“Marathon” means Marathon PGM Corporation, a corporation existing under the laws of Canada;

(tt)	“Marathon Board” means the board of directors of Marathon;

(uu)	“Marathon Convertible Securities” means, other than the Marathon Options, the outstanding warrants, including the Marathon Warrants, convertible securities and other rights to acquire Marathon Shares as listed in the Marathon Disclosure Letter;

(vv)	“Marathon Disclosure Documents” means:
(i)	the annual information form of Marathon dated March 26, 2010 for the year ended December 31, 2009;

(ii)	the management information circular of Marathon dated May 13, 2010;

(iii)	the annual audited consolidated financial statements of Marathon for the years ended December 31, 2009 and December 31, 2008;
9.

(iv)	the unaudited interim consolidated financial statements of Marathon for the three and six months ended June 30, 2010 and 2009;

(v)	the management discussion and analysis of Marathon for the year ended December 31, 2009, and the period ended June 30, 2010;

(vi)	all material change reports filed by Marathon on SEDAR after December 31, 2009; and

(vii)	all press releases filed by Marathon on SEDAR after December 31, 2009;
(ww)	“Marathon Disclosure Letter” means the letter dated the date hereof delivered by Marathon to Stillwater in the form accepted by Stillwater;

(xx)	“Marathon Gold” means Marathon Gold Corporation, a corporation existing under the laws of Canada;

(yy)	“Marathon Gold Assets” means the assets and liabilities of Marathon to be transferred to Marathon Gold, including the Marathon Gold Properties, as part of the Marathon Gold Transfer, all as more particularly described in schedule E attached hereto;

(zz)	“Marathon Gold Cash Contribution” means the contribution by Marathon to Marathon Gold of an amount equal to:
(i)	the difference between the current assets less the current liabilities of Marathon as at June 30, 2010; plus

(ii)	the proceeds of the Private Placement and all amounts received upon the exercise of Marathon Options, Marathon Warrants or other Marathon Convertible Securities; less

(iii)	the liabilities incurred in the ordinary course of business of Marathon (but not including liabilities to be assumed by Marathon Gold) between July 1, 2010 and the Effective Date;
provided, however, that the amount of the contribution shall not be greater than $6,000,000;

(aaa)	“Marathon Gold Properties” means the Valentine Lake Project, the Dorset Project, the Finger Pond Project, the Steel Mountain Complex Project and the Molly B Project, all as more particularly described in schedule E attached hereto;

(bbb)	“Marathon Gold Shares” means the common shares which Marathon Gold is authorized to issue as presently constituted;

(ccc)	“Marathon Gold Transfer” has the meaning ascribed to such term in subsection 4.4(a)(i) hereof;

(ddd)	“Marathon Information Circular” means the management information circular (including all appendices attached thereto), notice of meeting and proxy form to be
10.

sent by Marathon to Marathon Shareholders soliciting the approval of the Arrangement Resolution;

(eee)	“Marathon Meeting” means the special meeting of Marathon Shareholders, including any adjournment or adjournments or postponement or postponements thereof, to be held for the purposes of obtaining approval by Marathon Shareholders of the Arrangement Resolution;

(fff)	“Marathon Options” means the outstanding options to acquire Marathon Shares listed in the Marathon Disclosure Letter and which have been issued pursuant to the Marathon Stock Option Plan;

(ggg)	“Marathon Rights Plan” means the shareholder rights plan of Marathon created pursuant to the shareholder rights plan agreement dated April 21, 2005, as amended, between Marathon and CIBC Mellon Trust Company;

(hhh)	“Marathon Shareholder Approval” shall have the meaning ascribed to such term in subsection 2.3(b) hereof;

(iii)	“Marathon Shareholders” means holders of Marathon Shares;

(jjj)	“Marathon Shares” means the common shares which Marathon is authorized to issue as presently constituted;

(kkk)	“Marathon Stock Option Plan” means the stock option plan of Marathon as approved by the Marathon Board and by the Marathon Shareholders on June 15, 2010;

(lll)	“Marathon Subsidiaries” means the subsidiaries of Marathon, excluding Marathon Gold following the Effective Time, which are set out in schedule C attached hereto and “Marathon Subsidiary” refers to any one of them;

(mmm)	“Marathon Warrants” means the outstanding warrants to purchase up to 58,540 Marathon Shares issued by Marathon as disclosed in the Marathon Disclosure Letter;

(nnn)	“Material Adverse Change” means, in respect of Stillwater and the Stillwater Subsidiary, Marathon Gold, Marathon and the Marathon Subsidiaries, or the Acquired Properties, any one or more changes, events or occurrences, and “Material Adverse Effect” means, in respect of Stillwater and the Stillwater Subsidiary, Marathon Gold, Marathon and the Marathon Subsidiaries or the Acquired Properties, any state of facts, which, in either case, either individually or in the aggregate, are, or would reasonably be expected to be, material and adverse to the business, operations, results of operations, prospects, properties, assets, liabilities or financial condition of Stillwater and the Stillwater Subsidiary on a consolidated basis, or of Marathon Gold, or of Marathon and the Marathon Subsidiaries on a consolidated basis, or the Acquired Properties or the right to explore, develop or exploit the Acquired Properties, respectively, other than any change, effect, event or occurrence (i) relating to the global economy or securities markets in general, (ii) affecting the worldwide mining industry in general and which does not have a materially disproportionate effect on Marathon Gold or on
11.

Stillwater and the Stillwater Subsidiary on a consolidated basis, or on Marathon, Marathon Gold, and the Marathon Subsidiaries on a consolidated basis, or the Acquired Properties, respectively, (iii) resulting from changes in the price of palladium, platinum, copper or associated metals, (iv) relating to the rate at which Canadian dollars can be exchanged for United States dollars or vice versa, or (v) a change in the trading price of the Stillwater Shares or the Marathon Shares following and reasonably attributable to the disclosure of the Arrangement and the other transactions contemplated herein;

(ooo)	“Material Fact” has the meaning ascribed to such term in the Securities Act (Ontario), as amended;

(ppp)	“Misrepresentation” has the meaning ascribed thereto in the Applicable Securities Laws;

(qqq)	“NYSE” means the New York Stock Exchange, Inc.;

(rrr)	“Party” means any one of Stillwater, Marathon and Marathon Gold, and “Parties” means more than one of them as the context requires;

(sss)	“PCMLTFA” has the meaning ascribed thereto in subsection 9.2(o) hereof;

(ttt)	“Person” means any individual, corporation, firm, partnership (including, without limitation, a limited partnership), sole proprietorship, syndicate, joint venture, trustee, trust, any unincorporated organization or association, any government or instrumentality thereof and any tribunal;

(uuu)	“Plan” or “Plan of Arrangement” means the plan of arrangement to be substantially in the form and content of schedule A attached hereto as amended or varied pursuant to the terms hereof and thereof;

(vvv)	“Pre-Acquisition Reorganization” has the meaning ascribed to such term in subsection 4.4(c) hereof;

(www)	“Private Placement” has the meaning ascribed to such term in section 9.1 hereof;

(xxx)	“Record Date” means the date set by Marathon at which holders of Marathon Shares entitled to vote at the Marathon Meeting shall be determined;

(yyy)	“Records and Data” means all books, contracts, documents, technical information and data (in paper or electronic form), maps, surveys, drill core samples and assays owned by Marathon;

(zzz)	“Regulation D” means Regulation D under the 1933 Act;

(aaaa)	“Regulation S” means Regulation S under the 1933 Act;

(bbbb)	“Revised Termination Deadline” has the meaning ascribed to such term in section 7.2 hereof;

(cccc)	“SEC” means the United States Securities and Exchange Commission;
12.

(dddd)	“Securities Authority” means the appropriate securities commissions or similar regulatory authorities in the United States (including the SEC) and in each of the provinces of Canada;

(eeee)	“SEDAR” means the System for Electronic Document Analysis and Retrieval described in National Instrument 13-101 of the Canadian Securities Administrators and available for public view at www.sedar.com;

(ffff)	“Share Consideration” has the meaning ascribed thereto in the Plan of Arrangement;

(gggg)	“Stillwater” means Stillwater Mining Company, a corporation existing under the laws of Delaware;

(hhhh)	“Stillwater Board” means the board of directors of Stillwater;

(iiii)	“Stillwater Disclosure Documents” means
(i)	Annual Report on Form 10-K for the year ended December 31, 2009;

(ii)	Quarterly Reports on Form 10-Q for the three months ended March 31, 2010 and six months ended June 30, 2010; and

(iii)	Current Reports on Form 8-K filed on May 4, 2010, May 5, 2010, May 7, 2010, May 27, 2010, July 28, 2010 and August 5, 2010;
(jjjj)	“Stillwater Disclosure Letter” means the letter dated the date hereof delivered by Stillwater to Marathon in the form accepted by Marathon;

(kkkk)	“Stillwater Replacement Options” has the meaning ascribed to such term in subsection 3.2(d) hereof;

(llll)	“Stillwater Shares” means the common stock which Stillwater is authorized to issue as presently constituted;

(mmmm)	“Stillwater Subsidiary” means the subsidiary of Stillwater set out in schedule B attached hereto;

(nnnn)	“Subscription Closing Date” means the date on which the closing of the Private Placement shall occur at the offices of counsel to Marathon in Toronto, Ontario currently anticipated to be September 16, 2010, or such later date as the Parties hereto may agree, and in any event no later than September 30, 2010, subject to the receipt of all necessary approvals under Applicable Laws;

(oooo)	“Subscription Price” has the meaning ascribed to such term in section 9.1 hereof;

(pppp)	“Subscription Shares” has the meaning ascribed to such term in section 9.1 hereof;

(qqqq)	“Subsidiary” means, with respect to a specified body corporate, any body corporate of which the specified body corporate is entitled to elect a majority of the directors thereof and shall include any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or
13.

which is in a like relation to such a body corporate, excluding any body corporate in respect of which such direction or control is not exercised by the specified body corporate as a result of any existing contract, agreement or commitment;

(rrrr)	“Special Resolution” has the meaning ascribed to such term in the CBCA;

(ssss)	“Superior Proposal” means any bona fide written Acquisition Proposal, other than the Arrangement, that the Marathon Board unanimously determines in good faith (based upon the written advice of the Financial Advisor and after consultation with outside legal counsel) (i) is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the Person making such proposal, (ii) is not subject to a due diligence condition, (iii) is for the acquisition of 100% of the outstanding Marathon Shares (other than Marathon Shares owned by the Person making the Acquisition Proposal together with its Affiliates) or is for all or substantially all of the consolidated assets of Marathon and the Marathon Subsidiaries, (iv) is not conditional on obtaining financing, and (v) would, if completed in accordance with its terms, result in a transaction more favourable to Marathon Shareholders, from a financial point of view, than the Arrangement;

(tttt)	“Superior Proposal Notice” has the meaning ascribed to such term in subsection 4.3(a) hereof;

(uuuu)	“Support Agreements” means the support agreements dated the Record Date and made between Stillwater and the Support Shareholders;

(vvvv)	“Support Shareholders” means all of the directors and officers of Marathon listed in schedule F attached hereto;

(wwww)	“Tax” and “Taxes” means all taxes, assessments, charges, dues, duties, rates, fees imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Entity, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes and charges, sales taxes, use taxes, ad valorem taxes, value added taxes, subsoil use or extraction taxes and ownership fees, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, licence taxes, withholding taxes, health taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security, workers’ compensation, employment insurance or compensation taxes, mandatory pension and other social fund taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, harmonized sales tax, customs duties or other taxes, fees, imports, assessments or charges or any kind whatsoever, and any instalments in respect thereof, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing;
14.

(xxxx)	“Tax Act” means the Income Tax Act (Canada), as amended and the regulations thereunder, as amended;

(yyyy)	“Tax Return” means any return, election, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

(zzzz)	“Termination Deadline” means December 21, 2010 or such other date as the Parties hereto may otherwise agree upon in writing;

(aaaaa)	“Termination Fee” has the meaning ascribed to such term in section 7.3 hereof;

(bbbbb)	“Transition Period” has the meaning ascribed to such term in section 6.1 hereof;

(ccccc)	“Treasury Regulation” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended, modified or supplemented from time to time (or any corresponding provisions of succeeding regulations);

(ddddd)	“TSX” means the Toronto Stock Exchange;

(eeeee)	“U.S. Accredited Investor” means an “accredited investor” as such term is defined in Rule 501(a) of Regulation D;

(fffff)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(ggggg)	“United States Securities Laws” means the 1933 Act, the 1934 Act, together with the applicable blue sky or securities legislation in the states of the United States, and the published rules and policies of the NYSE;

(hhhhh)	“1933 Act” means the Securities Act of 1933, as amended, of the United States of America, and the rules and regulations promulgated from time to time thereunder;

(iiiii)	“1934 Act” means the Securities Exchange Act of 1934, as amended, of the United States of America, and the rules and regulations promulgated from time to time thereunder; and

(jjjjj)	“1940 Act” means the Investment Company Act of 1940, as amended, of the United States of America, and the rules and regulations promulgated from time to time thereunder.
In addition, words and terms used but not defined herein that are defined in the CBCA shall have the same meaning herein as in the CBCA unless the context otherwise requires.
Number and Gender
1.2	In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders and neuter.
15.

Interpretation Not Affected by Headings
1.3	The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The terms “this Agreement”, “hereof‘, “herein”, “hereto”, “hereunder” and similar expressions refer to this Agreement and the schedules attached hereto and not to any particular article, section or other portion hereof and include any agreement, schedule or instrument supplementary or ancillary hereto or thereto. The word “including”, when following a general statement or term, is not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest possible scope.
Date of Any Action
1.4	If the date on which any action is required to be taken hereunder by any Party hereto is not a business day in the place where the action is required to be taken, that action will be required to be taken on the next succeeding day which is a business day in that place.
References to Statutes
1.5	A reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and every statute or regulation that supplements or supersedes such statute or regulations.
References to Persons
1.6	A reference to a Person includes any successor to that Person.
Accounting Matters
1.7	Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributed thereto under Canadian GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with Canadian GAAP.
Knowledge
1.8	Each reference herein to the knowledge of a Party hereto means, unless otherwise specified, the actual knowledge of the officers and directors of such Party hereto.
Currency
1.9	Unless otherwise stated in this Plan of Arrangement, all references herein to amounts of money are expressed in lawful money of Canada.
16.

Schedules
1.10	The following are the schedules attached to and incorporated in this Agreement by reference and deemed to be part hereof:

Schedule A	—	Plan of Arrangement under Section 192 of the Business Corporations Act (Canada)

Schedule B	—	Stillwater Subsidiary

Schedule C	—	Marathon Subsidiaries

Schedule D	—	Acquired Properties

Schedule E	—	Marathon Gold Assets and Marathon Gold Properties

Schedule F	—	Directors and Officers of Marathon
ARTICLE 2
THE ARRANGEMENT
Plan of Arrangement
2.1	The Parties hereto agree to effect the Arrangement under the CBCA pursuant to the terms and conditions set out in this Agreement and the Plan of Arrangement.
Effective Date
2.2	The Arrangement shall become effective at the Effective Time on the Effective Date.
Interim Order
2.3	As soon as is reasonably practicable after the date of execution of this Agreement, Marathon and Marathon Gold shall file, proceed with and diligently prosecute an application to the Court for the Interim Order which shall request that the Interim Order provide:
(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and for the Marathon Meeting and for the manner in which such notice is to be provided;

(b)	that the only requisite approval required for the Arrangement Resolution shall be 66 2/3% of the votes cast, in person or by proxy, on the Arrangement Resolution by Marathon Shareholders at the Marathon Meeting (the “Marathon Shareholder Approval”);

(c)	for the grant of Dissent Rights as contemplated in the Plan of Arrangement;

(d)	that, in all other respects, the terms, restrictions and conditions of the articles and by-laws of Marathon, including the quorum requirement and other matters, shall apply in respect of the Marathon Meeting;

(e)	for notice requirements with respect to the presentation of the application to the Court for the Final Order;
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(f)	that the Marathon Meeting may be adjourned or postponed from time to time by Marathon without the need for any additional approval of the Court; and

(g)	that the record date for Marathon Shareholders entitled to notice of, and to vote at, the Marathon Meeting will not change in respect of any adjournment of the Marathon Meeting.
Final Order
2.4	Subject to obtaining the approvals as contemplated by the Interim Order and as may be directed by the Court in the Interim Order, Marathon shall forthwith take all actions necessary or desirable to submit the Arrangement to the Court and to apply to the Court for the Final Order in form and substance satisfactory to Stillwater, acting reasonably. The notice of motion for the approval of the Final Order shall be included in the Marathon Information Circular.
1933 Act Exemption
2.5	The Parties agree that the Arrangement will be carried out with the intention that all Stillwater Shares, Stillwater Replacement Options and Marathon Gold Shares issued on completion of the Arrangement will be issued by Stillwater and Marathon Gold, as applicable, in reliance on the exemption from the registration requirements of the 1933 Act provided by Section 3(a)(10) of the 1933 Act. In order to ensure the availability of the exemption from registration, the parties agree that the Arrangement will be carried out on the following basis:
(a)	the Arrangement will be subject to the approval of the Court;

(b)	the Court will be advised prior to the hearing for the Final Order of the intention of the parties to rely on the exemption in section 3(a)(10) of the 1933 Act;

(c)	Marathon will file evidence with the Court and make argument regarding the fairness of the Arrangement, in order to satisfy the test for approval by the Court;

(d)	Marathon will seek a declaration from or a finding of the Court that the Arrangement is procedurally and substantively fair to all those Persons to whom securities will be issued;

(e)	Marathon will, in accordance with the provisions of the Interim Order, ensure that Marathon Shareholders, holders of Marathon Options and holders of Marathon Warrants entitled to receive securities on completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right; and

(f)	the Interim Order that is sought by Marathon to approve the meeting of Marathon Shareholders to approve the Arrangement will state that each Marathon Shareholder (as well as holders of Marathon Options and Marathon Warrants) will have the right to appear before the Court so long as they enter an appearance within a reasonable time.
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Closing
2.6	Unless this Agreement is terminated pursuant to the provisions hereof, Stillwater, Marathon and Marathon Gold shall meet at the offices of Fraser Milner Casgrain LLP, Suite 3900, 1 First Canadian Place, 100 King Street West, Toronto, Ontario at 8:00 a.m., Toronto time, on the Closing Date or at such other time or on such other date as they may mutually agree upon and each of them shall deliver to the other Parties hereto:
(a)	the documents required or contemplated to be delivered by it hereunder in order to complete, or necessary or reasonably requested to be delivered by it by one of the other Parties hereto in order to effect, the Arrangement and the other transactions contemplated herein, excluding the Private Placement, provided that each such document required to be dated the Effective Date shall be dated as of, or become effective on, the Effective Date and shall be held in escrow to be released upon the Arrangement becoming effective; and

(b)	written confirmation as to the satisfaction or waiver of all of the conditions in its favour contained in Article 5 hereof.
Articles of Arrangement
2.7	Subject to the rights of termination contained in Article 7 hereof, upon the Marathon Shareholders approving the Arrangement in accordance with the Interim Order, Marathon and Marathon Gold obtaining the Final Order and the other conditions contained in Article 5 hereof being complied with or waived, Marathon and Marathon Gold shall on the Effective Date jointly file the Articles of Arrangement, in duplicate, with the Director together with such other documents as may be required in order to effect the Arrangement.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Representations and Warranties of Stillwater
3.1	Each of the representations and warranties of Stillwater set forth in this section 3.1 is qualified and made subject to the disclosures made in the Stillwater Disclosure Letter. Stillwater hereby represents and warrants to Marathon and Marathon Gold as of the date hereof and acknowledges that Marathon and Marathon Gold are relying upon these representations and warranties in connection with the Arrangement and the other transactions contemplated herein and in entering into this Agreement:
(a)	Organization. Each of Stillwater and the Stillwater Subsidiary has been incorporated, is validly subsisting and has full corporate and legal power and authority to own its property and assets and to conduct its business as currently owned and conducted. Stillwater is registered, licensed or otherwise qualified as an extra-provincial corporation or a foreign corporation in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified, other than those jurisdictions where the failure to be so registered, licensed or otherwise qualified would not have a Material Adverse Effect on Stillwater.
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(b)	Authority. Stillwater has all necessary power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by Stillwater as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by Stillwater and the completion by Stillwater of the transactions contemplated by this Agreement have been authorized by the Stillwater Board and no other corporate proceedings on the part of Stillwater are necessary to authorize this Agreement or to complete the transactions contemplated hereby. This Agreement has been executed and delivered by Stillwater and constitutes a legal, valid and binding obligation of Stillwater, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally, and to general principles of equity.

(c)	Capitalization. Stillwater is authorized to issue 200,000,000 Stillwater Shares and 1,000,000 of preferred stock, $0.01 par value. As of September 1, 2010, there were (i) 97,807,176 Stillwater Shares outstanding; (ii) an aggregate of 9,583,702 Stillwater Shares reserved for issue pursuant to outstanding options, warrants, convertible securities and other rights to acquire Stillwater Shares; and (iii) nil preferred stock. All outstanding Stillwater Shares have been authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights.

(d)	Listing. The outstanding Stillwater Shares are listed on the NYSE.

(e)	Disclosure Filings. (i) the Stillwater Shares are registered under Section 12 of the 1934 Act, (ii) Stillwater is not subject to any cease trade order under Applicable Securities Laws and (iii) Stillwater is current with all material filings required to be made under United States Securities Laws and has filed or furnished all reports or other documents required to be filed or furnished under United States Securities Laws.

(f)	Stillwater Disclosure Documents. The information and statements contained in the Stillwater Disclosure Documents at the respective dates of such information and statements (i) did not contain a Misrepresentation and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (ii) complied, in all material respects, with United States Securities Laws, except where such non-compliance has not had, and would not reasonably be expected to have, a Material Adverse Effect on Stillwater. Stillwater has not filed any confidential material change or other report or other document with any Securities Authority or stock exchange which at the date hereof remains confidential.

(g)	Absence of Certain Changes or Events. Since December 31, 2009, through to the date hereof, there has not occurred a Material Adverse Change with respect to Stillwater.

(h)	Financial Statements. The financial statements of Stillwater forming part of the Stillwater Disclosure Documents have been prepared in accordance with United States Generally Accepted Accounting Principles consistently applied and fairly
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present in all material respects the consolidated financial condition of Stillwater at the respective dates indicated therein and the results of operations of Stillwater for the periods covered therein on a consolidated basis.
(i)	No Conflict or Violation. Subject to receipt of the approvals set out in subsection 3.1(n) hereof, the execution and delivery of this Agreement and the completion of the Arrangement do not, and will not, result in a violation, contravention or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:
(i)	the certificate of incorporation of Stillwater;

(ii)	any Applicable Law; or

(iii)	any contract, agreement, license or permit to which Stillwater is bound or is subject to or of which Stillwater is the beneficiary;
which would, individually or in the aggregate, have a Material Adverse Effect on Stillwater.
(j)	Compliance with Laws. Stillwater and the Stillwater Subsidiary have complied with all Applicable Laws, orders, judgments and decrees other than any non-compliance which would, individually or in the aggregate, not have a Material Adverse Effect on Stillwater.

(k)	Litigation. There are no claims, actions, suits, proceedings or investigations commenced or, to the knowledge of Stillwater, threatened or contemplated, against or affecting Stillwater or the Stillwater Subsidiary or affecting any of their respective properties or assets before any Governmental Entity or before or by any Person or before any arbitrator of any kind which, individually or in the aggregate, would prevent or hinder the consummation of the Arrangement or other transactions contemplated herein or which, individually or in the aggregate, involve the possibility of any judgement or liability which could be reasonably expected to have a Material Adverse Effect on Stillwater.

(l)	No Insolvency. Neither Stillwater nor the Stillwater Subsidiary is insolvent within the meaning of applicable bankruptcy, insolvency or fraudulent conveyance laws. No act or proceeding has been taken by or against Stillwater or the Stillwater Subsidiary in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of Stillwater or the Stillwater Subsidiary or the appointment of a trustee, receiver, manager or other administrator of Stillwater or the Stillwater Subsidiary or any of their respective properties or assets. None of Stillwater or the Stillwater Subsidiary has sought protection under Title 11 of the United States Code.

(m)	Books and Records. The corporate records and minute books of each of Stillwater and the Stillwater Subsidiary have been maintained in accordance with all Applicable Laws and are complete and accurate in all material respects, except where such incompleteness or inaccuracy would not have a Material Adverse Effect on Stillwater. Financial books and records and accounts of each of Stillwater and the Stillwater Subsidiary in all material respects (i) have been maintained in accordance with good business practices on a basis consistent with prior years and

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past practice, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of property or assets of each of Stillwater and the Stillwater Subsidiary, and (iii) accurately and fairly reflect the basis for the consolidated financial statements of Stillwater.
(n)	Consents. No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by Stillwater in connection with the execution and delivery of this Agreement or the consummation by Stillwater of the Arrangement other than:
(i)	any approvals required by the Interim Order;

(ii)	the approval of the NYSE to list the Stillwater Shares issuable to Marathon Shareholders pursuant to the Plan of Arrangement or issuable upon the exercise or conversion of Marathon Convertible Securities or Marathon Options (or other Stillwater securities issued in exchange therefor) and any filings or approvals required under the CBCA or under Applicable Securities Laws;

(iii)	any approvals required by the Final Order;

(iv)	compliance with, and any approvals or clearances required or deemed desirable by Stillwater, acting reasonably, under the Competition Act and the ICA; and

(v)	any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, individually or in the aggregate, would not, and either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Stillwater or a material impact on the ability of Stillwater to complete the Arrangement and other transactions contemplated herein.
(o)	Stillwater Shares. The Stillwater Shares to be issued to Marathon Shareholders pursuant to the Plan of Arrangement will, upon issue, be issued as fully paid and non-assessable shares of Stillwater.

(p)	Marathon Shares. Stillwater owns, directly or indirectly, or exercises control or direction over nil Marathon Shares.

(q)	Investment Company. To the knowledge of Stillwater, Stillwater is not an “investment company”, as defined under the 1940 Act.

(r)	Shareholder Approval. No vote or approval of the holders of Stillwater Shares or the holder of any other securities of Stillwater is necessary to approve this Agreement, the Arrangement or the other transactions contemplated herein.
Representations and Warranties of Marathon and Marathon Gold
3.2	Each of the representations and warranties of Marathon and Marathon Gold set forth in this section 3.2 is qualified and made subject to the disclosures made in the Marathon Disclosure

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Letter. Marathon and Marathon Gold hereby jointly and severally represent and warrant to Stillwater as follows as of the date hereof and acknowledge that Stillwater is relying upon such representations and warranties in connection with the Arrangement and the other transactions contemplated herein and in entering into this Agreement:
(a)	Organization of Marathon. Each of Marathon, Marathon Gold and the Marathon Subsidiaries has been incorporated, is subsisting and has full corporate and legal power and authority to own its property and assets and to conduct its business as currently owned and conducted. Each of Marathon, Marathon Gold and the Marathon Subsidiaries is registered, licensed or otherwise qualified as an extra-provincial corporation or a foreign corporation in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified, other than those jurisdictions where the failure to be so registered, licensed or otherwise qualified would not have a Material Adverse Effect on Marathon or on the Acquired Properties. All of the outstanding shares of Marathon Gold and the Marathon Subsidiaries are owned, directly or indirectly, by Marathon. Except pursuant to restrictions on transfer contained in the articles or by-laws (or their equivalent) of Marathon Gold or the Marathon Subsidiaries, the outstanding shares of Marathon Gold and the Marathon Subsidiaries are owned by Marathon free and clear of any Encumbrance and all such outstanding shares are outstanding as fully paid and non-assessable shares. Except pursuant to this Agreement and the transactions contemplated hereby, there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any issued or unissued securities of, or interest in, Marathon Gold or the Marathon Subsidiaries from Marathon.

(b)	Authority. Each of Marathon and Marathon Gold has all necessary power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by Marathon and Marathon Gold as contemplated by this Agreement, and to perform its respective obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by each of Marathon and Marathon Gold and the completion by each of Marathon and Marathon Gold of the transactions contemplated by this Agreement have been authorized by the directors of each of Marathon and Marathon Gold and no other corporate proceedings on the part of Marathon or Marathon Gold are necessary to authorize this Agreement or to complete the transactions contemplated hereby. This Agreement has been executed and delivered by each of Marathon and Marathon Gold and constitutes a legal, valid and binding obligation of each of Marathon and Marathon Gold, enforceable against each in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally, and to general principles of equity.

(c)	Capitalization. Marathon is authorized to issue an unlimited number of Marathon Shares. As of the date of this Agreement, there were (i) 31,724,880 Marathon Shares outstanding, (ii) Marathon Options to acquire an aggregate of 2,978,500 Marathon Shares outstanding, and (iii) 58,450 Marathon Shares reserved for issue under the outstanding Marathon Convertible Securities. All outstanding Marathon Shares have been authorized and are issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. Marathon does not have a shareholder

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rights plan. Marathon Gold is authorized to issue an unlimited number of Marathon Gold Shares. As of the date of this Agreement (i) there were 1,000,000 Marathon Gold Shares outstanding, and (ii) there were no Marathon Gold Shares reserved for issue pursuant to any convertible securities of Marathon Gold or any other rights to acquire Marathon Gold Shares. All outstanding Marathon Gold Shares have been authorized and are issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights.
(d)	Options to Purchase Shares. Except as disclosed in the Marathon Disclosure Letter or as contemplated in this Agreement, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Marathon or the Marathon Subsidiaries to issue or sell any shares of Marathon or the Marathon Subsidiaries or any securities or obligations of any kind convertible into or exchangeable or exercisable for any shares of Marathon or the Marathon Subsidiaries. As of the date hereof, there are no outstanding bonds, debentures or other evidences of indebtedness of Marathon or the Marathon Subsidiaries having the right to vote with the Marathon Shareholders on any matter. There are no outstanding contractual obligations of Marathon or the Marathon Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Marathon Shares or with respect to the voting or disposition of any outstanding Marathon Shares. On the Effective Date:
(i)	Each Marathon Option outstanding immediately prior to the Effective Time, whether vested or not, will be exchanged for a fully-vested option granted by Stillwater (each a “Stillwater Replacement Option” and collectively the “Stillwater Replacement Options”) to acquire the number of Stillwater Shares equal to the product of (A) the number of Marathon Shares subject to the Marathon Option immediately before the Effective Time and (B) the Exchange Ratio, and the exercise price per Stillwater Share subject to any Stillwater Replacement Option shall be equal to the quotient of (A) the exercise price per Marathon Share subject to such Marathon Option immediately before the Effective Time divided by (B) the Exchange Ratio. Except as set out above, the terms of each Stillwater Replacement Option will be the same as the Marathon Option exchanged therefor, , but the expiry date shall be the same as if the holder of the Marathon Options had not ceased to be employed by Marathon.

(ii)	The Marathon Warrants, if outstanding immediately prior to the Effective Time, will remain outstanding in accordance with their terms and will entitle the holder thereof to receive, upon exercise in accordance with the terms thereof, in lieu of the number of Marathon Shares otherwise issuable upon exercise thereof, the number of Stillwater Shares and Marathon Gold Shares which the holder would have been entitled to receive as a result of the Arrangement and the other transactions contemplated herein if, immediately prior to the Effective Time, such holder had been the registered holder of the number of Marathon Shares to which such holder was entitled upon such exercise.

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(e)	Listing. The outstanding Marathon Shares are listed on the TSX.

(f)	Disclosure Filings. Marathon (i) is a reporting issuer in each of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland, (ii) is not subject to any cease trade order under Applicable Securities Laws and (iii) is current with all material filings required to be made under Applicable Securities Laws.

(g)	Marathon Disclosure Documents. The information and statements contained in the Marathon Disclosure Documents at the respective dates of such information and statements (i) did not contain a Misrepresentation and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (ii) complied, in all material respects, with Applicable Securities Laws, except where such non-compliance has not had, and would not reasonably be expected to have, a Material Adverse Effect on Marathon. Marathon has not filed any confidential material change, confidential treatment requests or other report or other document with any Securities Authority or stock exchange which at the date hereof remains confidential. None of the Marathon Subsidiaries is required to file any reports or other documents with any of the Securities Authorities or the TSX.

(h)	Absence of Certain Changes or Events. Since December 31, 2009:
(i)	each of Marathon, Marathon Gold and the Marathon Subsidiaries has conducted its business only in the ordinary and regular course of business consistent with past practice;

(ii)	Marathon, on a consolidated basis, has not incurred or suffered a Material Adverse Change;

(iii)	there has not been any acquisition or sale by Marathon of any interest in any of the Marathon Subsidiaries or any material property or assets;

(iv)	there has not been any incurrence, assumption or guarantee by Marathon, Marathon Gold or the Marathon Subsidiaries of any debt for borrowed money, any creation or assumption by Marathon, Marathon Gold or any of the Marathon Subsidiaries of any Encumbrance, any making by Marathon, Marathon Gold or any of the Marathon Subsidiaries of any loan, advance or capital contribution to or investment in any other Person;

(v)	Marathon has not effected any material change in its accounting methods, principles or practices;

(vi)	Marathon has not declared or paid any dividends or made any other distributions on any of the Marathon Shares;

(vii)	Marathon has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding Marathon Shares;

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(viii)	other than in the ordinary and regular course of business consistent with past practice, there has not been any material increase in or modification of the compensation payable to or to become payable by Marathon, Marathon Gold or any of the Marathon Subsidiaries to any of their respective directors, officers, employees or consultants or any grant to any such director, officer, employee or consultant of any increase in severance or termination pay or any increase or modification of any bonus, pension, insurance or benefit arrangement (including, without limitation, the granting of Marathon Options pursuant to the Marathon Stock Option Plan) to, for or with any of such directors, officers, employees or consultants; and

(ix)	none of Marathon, Marathon Gold or the Marathon Subsidiaries has adopted any, or materially amended any, collective bargaining agreement, bonus, pension, profit sharing, stock purchase, stock option or other benefit plan.
(i)	Financial Statements. The financial statements of Marathon forming part of the Marathon Disclosure Documents have been prepared in accordance with Canadian GAAP consistently applied and fairly present in all material respects the consolidated financial condition of Marathon at the respective dates indicated therein and the results of operations of Marathon for the periods covered therein on a consolidated basis. Marathon does not have any liability or obligation (including, without limitation, liabilities or obligations to fund any operations or work or exploration program, to give any guarantees or for Taxes), whether accrued, absolute, contingent or otherwise, not reflected in the unaudited consolidated financial statements of Marathon for the period ended June 30, 2010, except liabilities and obligations incurred in the ordinary and regular course of business or which liabilities or obligations do not in the aggregate exceed $250,000. There are reasonable grounds for believing that (i) Marathon is able to pay its liabilities as they become due and (ii) the realizable value of the property and assets of Marathon are not less than the aggregate of the liabilities thereof and the stated capital of all classes of shares thereof.

(j)	No Conflict or Violation. Subject to receipt of the approvals set out in subsection 3.2(z) hereof, the execution and delivery of this Agreement and the completion of the Arrangement and the other transactions contemplated herein do not and will not:
(i)	result in a violation, contravention or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:
A.	the articles or by-laws of Marathon, Marathon Gold or any of the Marathon Subsidiaries,

B.	any Applicable Law, or

C.	any contract, agreement, license or permit to which Marathon, Marathon Gold or any of the Marathon Subsidiaries is bound or is subject to or of which Marathon, Marathon Gold or any of the Marathon Subsidiaries is the beneficiary;

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that would, individually or in the aggregate, have a Material Adverse Effect on Marathon on a consolidated basis,
(ii)	give rise to any right of termination or acceleration of indebtedness, or cause any indebtedness owing by Marathon, Marathon Gold or any of the Marathon Subsidiaries to come due before its stated maturity or cause any available credit to cease to be available which would, individually or in the aggregate, have a Material Adverse Effect on Marathon;

(iii)	result in the imposition of any Encumbrance upon any of the property or assets of Marathon, Marathon Gold or any of the Marathon Subsidiaries or restrict, hinder, impair or limit the ability of Marathon, Marathon Gold or any of the Marathon Subsidiaries to conduct the business of Marathon, Marathon Gold or the Marathon Subsidiaries as and where it is now being conducted which would, individually or in the aggregate, have a Material Adverse Effect on Marathon; or

(iv)	result in any material, individually or in the aggregate, payment (including severance, unemployment compensation, “golden parachute”, bonus or otherwise) becoming due to any director, officer or employee of Marathon, Marathon Gold or any of the Marathon Subsidiaries or increase any benefits otherwise payable under any pension or benefits plan of Marathon, Marathon Gold or any of the Marathon Subsidiaries or result in the acceleration of the time of payment or vesting of any such benefits.
(k)	No Contracts or Commitments. There are no agreements, covenants, undertakings or other commitments of or on behalf of Marathon, Marathon Gold or any of the Marathon Subsidiaries under which the completion of the Arrangement or other transactions contemplated herein would:
(i)	have the effect of imposing restrictions or obligations on Marathon, Marathon Gold of any of the Marathon Subsidiaries;

(ii)	give a third party a right to terminate any permit with respect to the Acquired Properties; or

(iii)	impose restrictions on the ability of Marathon or any of the Marathon Subsidiaries to pay any dividends or make other distributions to its shareholders.
(l)	No Brokers. Neither Marathon nor Marathon Gold has agreed to pay any brokerage fees, finder’s fees, financial advisory fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or the Arrangement or the other transactions contemplated herein.

(m)	Compliance with Laws. Each of Marathon, Marathon Gold and the Marathon Subsidiaries has complied with all Applicable Laws, orders, judgments and decrees other than any non-compliance which would, individually or in the aggregate, not have a Material Adverse Effect on Marathon. Without limiting the generality of the foregoing, all outstanding securities of Marathon, Marathon Gold and each of the

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Marathon Subsidiaries (including the Marathon Shares, the Marathon Convertible Securities, the Marathon Options and the Marathon Gold Shares) have been issued in compliance, in all material respects, with all Applicable Securities Laws and all securities of Marathon or Marathon Gold to be issued upon exercise of any Marathon Convertible Securities or Marathon Options will be issued in compliance with all Applicable Securities Laws.
(n)	Litigation. There are no claims, actions, suits, proceedings or investigations commenced or, to the knowledge of Marathon, threatened or contemplated, against or affecting Marathon, Marathon Gold or any of the Marathon Subsidiaries or affecting any of their respective properties or assets before any Governmental Entity or before or by any Person or before any arbitrator of any kind which, individually or in the aggregate, would prevent or hinder the consummation of the Arrangement or other transactions contemplated herein or which, individually or in the aggregate, involve the possibility of any judgement or liability which could be reasonably expected to have a Material Adverse Effect on Marathon. To the knowledge of Marathon, there is no pending or threatened claim against Marathon or any of the Marathon Subsidiaries which affects the Acquired Properties. None of Marathon, Marathon Gold nor any of the Marathon Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, the right or ability of Marathon, Marathon Gold or any of the Marathon Subsidiaries to conduct its business in all material respects as it has been carried on prior to the date hereof, or that would or could materially impede the completion of the Arrangement or other transactions contemplated by this Agreement, except to the extent any such matter would not have a Material Adverse Effect on Marathon.

(o)	No Insolvency. No act or proceeding has been taken by or against Marathon, Marathon Gold or any of the Marathon Subsidiaries in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of Marathon, Marathon Gold or any of the Marathon Subsidiaries nor, to the knowledge of Marathon, is any threatened, or the appointment of a trustee, receiver, manager or other administrator of Marathon, Marathon Gold or any of the Marathon Subsidiaries or any of their respective properties or assets. None of Marathon, Marathon Gold or any of the Marathon Subsidiaries has sought protection under the Bankruptcy and Insolvency Act (Canada) or the Company Creditors Arrangement Act (Canada).

(p)	Books and Records. The corporate records and minute books of each of Marathon, Marathon Gold and the Marathon Subsidiaries have been maintained in accordance with all Applicable Laws and are complete and accurate in all material respects, except where such incompleteness or inaccuracy would not have a Material Adverse Effect on Marathon or the Marathon Subsidiaries. Financial books and records and accounts of each of Marathon, Marathon Gold and the Marathon Subsidiaries in all material respects (i) have been maintained in accordance with good business practices on a basis consistent with prior years and past practice, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of property or assets of each of Marathon, Marathon Gold and the Marathon Subsidiaries, and (iii) accurately and fairly reflect the basis for the consolidated financial statements of Marathon. All of the directors and officers of Marathon are listed in schedule F attached hereto.

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(q)	Acquired Properties. With respect to the Acquired Properties:
(i)	the Acquired Properties are accurately described in schedule D attached hereto, there are no mineral claims or other rights comprising the Acquired Properties or any portion thereof which are not set out in schedule D attached hereto and each of the permits set out in schedule D hereto are in good standing and in full force and effect;

(ii)	no Person has any agreement, option, right of first refusal or right, title or interest or right capable of becoming an agreement, option, right of first refusal or right, title or interest, in or to the Acquired Properties;

(iii)	Marathon has all necessary corporate power to own the Acquired Properties and is in compliance with all Applicable Laws and licenses, registrations, permits, consents and qualifications to which the Acquired Properties are subject;

(iv)	Marathon has a 100% legal and beneficial good, valid and exclusive ownership right, title and interest in and to the Acquired Properties and Acquired Assets and a 100% legal and beneficial good, valid and exclusive freehold interest in and to the Freehold Properties, and actual and exclusive possession of, the permits relating to the Acquired Properties and the Acquired Assets, free and clear of all Encumbrances save and except as registered on title to the Freehold Properties and save and except for any unregistered encumbrances in favour of utility companies;

(v)	neither the Acquired Properties nor any minerals or product derived from the Acquired Properties are subject to or bound by any royalty, royalty interest or similar payment or interest, whether registered or unregistered, and neither Marathon nor any of the Marathon Subsidiaries has granted any royalty, royalty interest or similar payment or interest in or affecting any of the Acquired Properties;

(vi)	neither Marathon nor any of the Marathon Subsidiaries has received notice of any breach of any Applicable Law in respect of its conduct on or under the Acquired Properties which could have a Material Adverse Effect on the Acquired Properties; and

(vii)	Marathon owns, possesses or has obtained, and is in compliance with, all necessary licenses, permits, certificates, mining conventions, consents, orders, grants and other qualifications and authorizations necessary to conduct its business on the Acquired Properties, including, but not limited to, for the exploration, development and construction of the Acquired Properties, except where such non-compliance, either individually or in the aggregate, does not, and will not, have a Material Adverse Effect on Marathon.
(r)	Records and Data. Marathon has delivered to Stillwater, or provided Stillwater with access to, all Records and Data and material information in its possession or the possession of the Marathon Subsidiaries or under the control of Marathon or any

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of the Marathon Subsidiaries relating to the Acquired Properties and its mineral potential and relating to access rights to the Acquired Properties.
(s)	Mineral Reserves and Resources. The most recent estimated proven and probable mineral reserves and the estimated, measured, indicated and inferred mineral resources of Marathon disclosed in the Marathon Disclosure Documents have been prepared and disclosed in all material respects in accordance with all Applicable Laws. There has been no material reduction in the aggregate amount of estimated mineral reserves and estimated mineral resources of Marathon and the Marathon Subsidiaries from the amounts disclosed publicly by Marathon.

(t)	Operational Matters. Except as would not have a Material Adverse Effect on Marathon:
(i)	all rentals, payments and obligations (including maintenance for unpatented mining claims), royalties, overriding royalty interests, production payments, net profits, interest burdens and other payments due or payable on or prior to the date hereof under or with respect to the direct or indirect assets of Marathon and the Marathon Subsidiaries have been properly and timely paid;

(ii)	the ore bodies and minerals located in the Acquired Properties are under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit Marathon to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which Marathon or any of the Marathon Subsidiaries has any interest or right have been validly located and recorded in accordance with all Applicable Laws and are valid and subsisting, Marathon has all necessary surface rights, access rights and other necessary rights and interests relating to the Acquired Properties granting Marathon the right and ability to explore for minerals, ore and metals for development purposes, with only such exceptions as do not materially interfere with the use made by Marathon of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of Marathon; and

(iii)	all exploration and development activities have been undertaken in accordance with good exploration and development practices and in compliance with all Applicable Laws.
(u)	Freehold Properties.
(i)	There are no leases, licenses, agreements to lease or other tenancy agreements with respect to the Freehold Properties which are currently in effect and Marathon has not (nor has the registered owner of any Freehold Property if not registered in Marathon’s name) granted any mineral rights or claims or any surface rights to any Person in respect of any of the Freehold Properties;

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(ii)	Marathon is not aware of any pending or threatened expropriation proceedings relating to any part of any of the Freehold Properties;

(iii)	to the best of Marathon’s knowledge and belief, none of the Freehold Properties have ever been used as a waste disposal site;

(iv)	to the best of Marathon’s knowledge and belief all accounts for work and services performed or materials placed or furnished upon or in respect of the construction on the Freehold Properties will have been fully paid at the Effective Date and to the best of Marathon’s knowledge and belief no one is entitled to claim a lien under the Construction Lien Act (Ontario) for work performed on any of the Freehold Properties; and

(v)	to the best of the knowledge and belief of Marathon, no written notice has been received which, remains outstanding from any governmental or quasi-governmental authority advising of any defects in the construction of any building or any installations or relating to any deficiency or non-compliance with any building restriction, zoning by-laws, fire codes, environmental protection legislation, or other regulation nor is Marathon aware of any such deficiency or noncompliance.
(v)	Environmental. Except for any matters that, individually or in the aggregate, would not have a Material Adverse Effect on Marathon:
(i)	all facilities and operations of Marathon and the Marathon Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws;

(ii)	the Acquired Properties have not been used to generate, manufacture, refine, treat, recycle, transport, store, handle, dispose, transfer, produce or process Hazardous Substances, except in compliance in all material respects with all Environmental Laws, neither Marathon nor any of the Marathon Subsidiaries has caused or permitted the release of any Hazardous Substances at, in, on, under or from the Acquired Properties, except in compliance with all Environmental Laws; all Hazardous Substances handled, recycled, disposed of, treated or stored on or off site of the Acquired Properties have been handled, recycled, disposed of, treated and stored in material compliance with all Environmental Laws and to the knowledge of Marathon, there are no Hazardous Substances at, in, on, under or migrating from the Acquired Properties except in material compliance with all Environmental Laws;

(iii)	Marathon is in possession of all Environmental Approvals (all of which are being complied with in all material respects) required to own, lease, operate, develop and exploit the Acquired Properties and to conduct its business as it is now being conducted;

(iv)	no environmental, reclamation or abandonment obligation or work orders or clean up or remediation orders or other liabilities presently exist with

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respect to any portion of the Acquired Properties and, to the knowledge of Marathon and the Marathon Subsidiaries, there is no basis for any such obligations or liabilities to arise in the future as a result of any activity on the Acquired Properties;

(v)	to the knowledge of Marathon and the Marathon Subsidiaries, there are no actual changes in the status, terms or conditions of any Environmental Approvals now held by Marathon or any of the Marathon Subsidiaries or any renewal, modification, revocation, reassurance, alteration, transfer or amendment of any such Environmental Approval, or any review by, or approval of, any Governmental Entity of such Environmental Approvals that are required in connection with the execution or delivery of this Agreement, the completion of the Arrangement or the other transactions contemplated herein or the continuation of the business of Marathon and the Marathon Subsidiaries following the Effective Date; and

(vi)	neither Marathon nor any of the Marathon Subsidiaries has received from any Person or Governmental Entity any notice, formal or informal, of any proceeding, action or other claim, liability or potential liability arising under any Environmental Law that is pending.
(w)	Tax Matters.
(i)	Each of Marathon and the Marathon Subsidiaries has filed or caused to be filed, and will continue to file and cause to be filed, in a timely manner all Tax Returns required to be filed by it (all of which Tax Returns were correct and complete in all material respects and no material fact has been omitted therefrom) and have paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all Taxes that are due and payable, collectible and remittable. No extension of time in which to file any Tax Returns is in effect. Marathon has provided adequate accruals in accordance with Canadian GAAP in all published consolidated financial statements for any Taxes for the period covered by such financial statements which have not been paid, whether or not shown as being due on any Tax Returns. Since such publication date, no material liability for Taxes not reflected in such consolidated financial statements has been incurred or accrued by Marathon or any of the Marathon Subsidiaries other than in the ordinary and regular course of business. No lien for Taxes has been filed or exists other than for Taxes not yet due and payable.

(ii)	All Taxes, local improvements, utilities and any and all other payments to or assessments of any Governmental Entity having jurisdiction in respect of the Acquired Properties have been paid or made by Marathon or an Marathon Subsidiary in respect of the Acquired Properties. Except as disclosed in the Marathon Disclosure Letter, there are no reassessments of Taxes in respect of Marathon or any of the Marathon Subsidiaries that are outstanding and there are no outstanding issues which have been raised and communicated to Marathon or any of the Marathon Subsidiaries by any Governmental Entity for any taxation year in respect of which a Tax Return of Marathon or any of the Marathon

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Subsidiaries has been audited. No Governmental Entity has challenged, disputed or questioned Marathon or any of the Marathon Subsidiaries in respect of any Taxes or Tax Returns. Neither Marathon nor any of the Marathon Subsidiaries is negotiating any draft assessment or reassessment with any Governmental Entity. Marathon is not aware of any contingent liabilities for Taxes or any grounds for an assessment or reassessment of Marathon or any of the Marathon Subsidiaries, including, without limitation, unreported benefits conferred on any shareholder, aggressive treatment of income, expenses, credits or other claims for deduction under any return or notice other than as disclosed in the consolidated financial statements of Marathon. Neither Marathon nor any of the Marathon Subsidiaries has received any indication from any Governmental Entity that an assessment or reassessment of Marathon or any of the Marathon Subsidiaries is proposed in respect of any Taxes, regardless of its merits. Neither Marathon nor any of the Marathon Subsidiaries has executed or filed with any Governmental Entity any agreement or waiver extending the period for the assessment, reassessment or collection of any Taxes.

(iii)	Marathon and each of the Marathon Subsidiaries has withheld from each payment made to any of its present or former employees, officers and directors, and to all other Persons, all amounts required by Applicable Law to be withheld, and furthermore, has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Entity. Marathon and each of the Marathon Subsidiaries has remitted all Canada Pension Plan contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees, agents and consultants, as applicable, and has remitted such amounts to the proper Governmental Entity within the time required under Applicable Laws. Marathon and each of the Marathon Subsidiaries has charged, collected and remitted on a timely basis all Taxes required under Applicable Laws on any sale, supply or delivery whatsoever, made by them.

(iv)	Marathon and each of the Marathon Subsidiaries will not at any time be deemed to have a capital gain pursuant to subsection 80.03(2) of the Tax Act or any analogous provincial legislative provision as a result of any transaction or event taking place in any taxation year ending on or before the Effective Date. There are no circumstances existing which could result in the application of section 78 or 160 of the Tax Act or any equivalent provincial provision to Marathon or any of the Marathon Subsidiaries.

(v)	Neither Marathon nor any Marathon Subsidiary is currently, or has been during the five-year period ending on the Effective Date, a “controlled foreign corporation,” as such term is defined in Section 957 of the Code or the Treasury Regulations thereunder.
(x)	Pension and Employee Benefits. Marathon and the Marathon Subsidiaries have complied, in all material respects, with all of the terms of the pension and other employee compensation and benefit obligations of Marathon and the Marathon

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Subsidiaries including, without limitation, the provisions of any collective agreement, funding and investment contract or obligation applicable thereto, arising under or relating to each of the pension or retirement income plans or other employee compensation or benefit plans, agreements, policies, programs, arrangements or practices, whether written or oral, which are maintained by or binding upon Marathon or any of the Marathon Subsidiaries other than such non-compliance that would not reasonably be expected to have a Material Adverse Effect on Marathon.
(y)	Marathon Board Approval. The Marathon Board has:
(i)	unanimously approved the Arrangement and the other transactions contemplated herein and authorized the entering into of this Agreement, the execution thereof, and the performance of its provisions by Marathon;

(ii)	determined, based in part on the Fairness Opinion, that the Arrangement is fair to the Marathon Shareholders and that the Arrangement is in the best interests of Marathon; and

(iii)	recommended that the Marathon Shareholders vote in favour of the Arrangement Resolution.
(z)	Consents. No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other Person is required to be obtained or made by Marathon, Marathon Gold or any of the Marathon Subsidiaries in connection with the execution and delivery of this Agreement or the completion of the Arrangement and the other transactions contemplated herein other than:
(i)	any approvals required by the Interim Order;

(ii)	any approvals required by the Final Order;

(iii)	any filings or approvals required under the CBCA or under Applicable Securities Laws;

(iv)	compliance with and any approvals or clearances required under the Competition Act; and

(v)	any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, either individually or in the aggregate would not, and either individually or in the aggregate, could not reasonably be expected to, have a Material Adverse Effect on Marathon or a material impact on the ability of Marathon to complete the Arrangement and other transactions contemplated herein.
(aa)	Material Contracts. All material contracts of Marathon or any of the Marathon Subsidiaries are valid and binding obligations of Marathon or a Marathon Subsidiary and, to the knowledge of Marathon, the valid and binding obligation of each other party thereto, none of Marathon or any of the Marathon subsidiaries or, to

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the knowledge of Marathon, any of the other parties thereto, is in breach or violation of, or default (in each case, with or without notice or lapse of time or both) under, any material contract and none of Marathon or any Marathon Subsidiary has received or given any notice of a material default under any such material contract which remains uncured and, to the knowledge of Marathon, there exists no state of facts which after notice or lapse of time or both would constitute a default or breach of a material contract or entitle any party to terminate, accelerate, modify or call a default under, or trigger any pre-emptive rights or rights of first refusal and all material contracts have been provided to and disclosed to Stillwater.

(bb)	Insurance. Marathon maintains policies of insurance in force as of the date hereof naming Marathon and the Marathon Subsidiaries as an insured, in amounts and in respect of such risks as are normal and usual for companies of a similar size operating in the mining industry and such policies are in full force and effect as of the date hereof.

(cc)	First Nations and Native Issues. None of Marathon or any of the Marathon Subsidiaries:
(i)	is a party to any arrangement or understanding with local or First Nations or tribal or native authorities or communities in relation to the environment or development of communities in the vicinity of the Acquired Properties; or

(ii)	has received notice of any claim with respect to any of the Acquired Properties for which any of Marathon or any of the Marathon Subsidiaries have been served, either from First Nations or any Governmental Entity, indicating that the Acquired Properties infringes upon or has an adverse effect on aboriginal rights or interests of such First Nations or tribal or native authorities.
(dd)	Residency. Neither Marathon nor Marathon Gold is a non-resident of Canada for purposes of the Tax Act.

(ee)	Stillwater Shares. Marathon does not and will not immediately before the Effective Time beneficially own, directly or indirectly, or exercise control or direction over any Stillwater Shares.

(ff)	No Encumbrances. The Marathon Gold Shares to be issued to Marathon and distributed to Marathon Shareholders pursuant to the Plan of Arrangement will be issued as fully paid and non-assessable shares, free and clear of any Encumbrances.

(gg)	No Option on Assets. No Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from Marathon or any of the Marathon Subsidiaries of any of the material properties or assets of Marathon or the Marathon Subsidiaries (including, without limitation, any of the Acquired Assets or the Acquired Properties) other than as described or contemplated herein.

(hh)	Place of Principal Offices. The principal offices of Marathon are not located within the United States.

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(ii)	Location of Assets and U.S. Sales. The property and assets of Marathon are located outside the United States and did not generate sales in or into the United States exceeding U.S.$63,400,000 during the most recently completed financial year of Marathon.

(jj)	Foreign Private Issuer. As of the date hereof, Marathon is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(kk)	Investment Company. To the knowledge of Marathon, it is not an “investment company” within the meaning of the 1940 Act.

(ll)	Vote Required. The only vote or approval of the holders of the Marathon Shares, Marathon Options or Marathon Convertible Securities or the holder of any other securities of Marathon necessary to approve the Arrangement Resolution is, subject to the Interim Order, the Marathon Shareholder Approval.
Survival of Representations and Warranties
3.3	The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and shall expire and be terminated and extinguished on the Effective Date. Any investigation by Stillwater, Marathon or Marathon Gold and their respective advisors shall not mitigate, diminish or affect the representations and warranties contained in this Agreement.
ARTICLE 4
COVENANTS
Covenants of Marathon and Marathon Gold
4.1	Marathon and Marathon Gold hereby covenant and agree with Stillwater that, prior to the Effective Date, except with the prior written consent of Stillwater or other than as expressly contemplated or permitted by this Agreement:
(a)	As soon as is reasonably practicable after the date of execution of this Agreement, Marathon and Marathon Gold shall file, proceed with and diligently prosecute an application to the Court for the Interim Order on terms and conditions acceptable to Stillwater, acting reasonably. Marathon and Marathon Gold shall permit Stillwater to review and comment upon drafts of all material to be filed by Marathon and Marathon Gold with the Court, the Director, or any securities regulatory authority in connection with the Arrangement (including the Proxy Circular) prior to the service (if applicable) and/or filing of that material and give reasonable consideration to such comments. Marathon and Marathon Gold shall name Stillwater as a respondent to the application and the motion for the Interim order and shall also provide to Stillwater on a timely basis copies of any court documents served on Marathon and Marathon Gold or their counsel in respect of the application for the Final Order or any appeal therefrom and of any notice, whether written or oral, received by Marathon or Marathon Gold indicating any intention to appeal the Final Order.

(b)	In a timely and expeditious manner, Marathon shall:

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(i)	forthwith carry out such terms of the Interim Order as are required thereby to be carried out by Marathon and Marathon Gold;

(ii)	prepare, with the assistance of Stillwater, and file the Marathon Information Circular (which shall be in a form satisfactory to Stillwater, acting reasonably), together with any other documents required by Applicable Laws, in all jurisdictions where the Marathon Information Circular is required to be filed and mail the Marathon Information Circular, as ordered by the Interim Order and in accordance with all Applicable Laws, in and to all jurisdictions where the Marathon Information Circular is required to be mailed, complying in all material respects with all Applicable Laws on the date of the mailing thereof and in the form and containing the information required by all Applicable Laws, including all applicable corporate and securities legislation and requirements, and not containing any Misrepresentation, provided that Marathon assumes no responsibility for the accuracy or completeness of any information relating to and provided by Stillwater;

(iii)	subject to the terms of this Agreement, Marathon shall (A) take all commercially reasonable lawful action to solicit proxies in favour of the Arrangement Resolution including, without limitation, retaining a proxy solicitation agent acceptable to Stillwater to solicit proxies in favour of the Arrangement Resolution, (B) recommend to holders of Marathon Shares that they vote in favour of the Arrangement Resolution, (C) not withdraw, modify, qualify or change in a manner adverse to Stillwater, or publicly state that it intends to withdraw, modify, qualify or change in a manner adverse to Stillwater such recommendation except, in each case, as expressly permitted by this Agreement;

(iv)	use reasonable best efforts to convene the Marathon Meeting by Monday, November 15, 2010, but in any event hold the Marathon Meeting no later than Wednesday, December 15, 2010, in the manner provided in the Interim Order;

(v)	provide notice to Stillwater of the Marathon Meeting and allow representatives of Stillwater to attend the Marathon Meeting;

(vi)	conduct the Marathon Meeting in accordance with the Interim Order; and

(vii)	take all such actions as may be required under the CBCA in connection with the Arrangement and, to the extent required to be approved by the Marathon Shareholders, the other transactions contemplated by this Agreement.
(c)	Marathon will use all commercially reasonable efforts to advise Stillwater, at least on a daily basis on each of the seven Business Days prior to the date of the Marathon Meeting, as to the aggregate tally of the proxies received by Marathon in respect of the Arrangement Resolution.

(d)	Except as permitted in this Agreement, Marathon shall not adjourn, postpone or cancel the Marathon Meeting (or propose to do so), except (i) if a quorum is not

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present at the Marathon Meeting, (ii) if required by Applicable Laws, (iii) if required by the Marathon Shareholders, or (iv) if otherwise agreed upon with Stillwater in writing.

(e)	Marathon shall provide Stillwater with a copy of any purported exercise of the Dissent Rights and written communications with any Marathon Shareholder purportedly exercising such Dissent Rights and shall not settle or compromise any action brought by any present, former or purported holder of any of its securities in connection with the Arrangement or the other transactions contemplated by this Agreement, without the prior consent of Stillwater.

(f)	In a timely and expeditious manner, Marathon shall prepare, (in consultation with Stillwater), and file any mutually agreed (or as otherwise required by Applicable Laws) amendments or supplements to the Marathon Information Circular (which amendments or supplements shall be in a form satisfactory to Stillwater, acting reasonably) with respect to the Marathon Meeting and mail such amendments or supplements, as required by the Interim Order and in accordance with all Applicable Laws, in and to all jurisdictions where such amendments or supplements are required to be mailed, complying in all material respects with all Applicable Laws on the date of the mailing thereof.

(g)	Upon the request of Stillwater, Marathon will use commercially reasonable efforts to prepare or cause to be prepared and provide to Stillwater lists of holders of all classes and series of securities of Marathon, including a list of the Marathon Shareholders, the holders of Marathon Options and the holders of Marathon Convertible Securities as well as a security position listing from each depositary of its securities, including The Canadian Depositary for Securities Limited and The Depositary Trust Company, to the extent reasonably practicable, within five Business Days after the date on which Stillwater requests such lists and will obtain and deliver to Stillwater thereafter on demand supplemental lists setting out any changes thereto, all such deliveries to be in printed form and, if available, in computer-readable format.

(h)	Subject to the approval of the Arrangement Resolution in accordance with the provisions of the Interim Order, Marathon shall forthwith file, proceed with and diligently prosecute an application for the Final Order (and in any event within seven Business Days after such approval of the Arrangement Resolution) which application shall be in form and substance satisfactory to the Parties hereto, acting reasonably.

(i)	Marathon and Marathon Gold shall forthwith carry out the terms of the Final Order.

(j)	Except for proxies and other non-substantive communications, Marathon shall furnish promptly to Stillwater a copy of each notice, report, schedule or other document or communication delivered, filed or received by Marathon in connection with this Agreement, the Arrangement and the other transactions contemplated in this Agreement, the Interim Order or the Marathon Meeting or any other meeting at which all Marathon Shareholders are entitled to attend relating to special business, any filings made under any Applicable Law and any dealings or communications with any Governmental Entity, Securities Authority or stock exchange in connection with, or in any way affecting, the transactions contemplated by this Agreement.

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(k)	Marathon shall amend the Confidentiality Agreement to allow for the completion of the Private Placement and to provide Stillwater with the ability to acquire up to 5% of the issued and outstanding Marathon Shares by way of purchases in the market prior to the Effective Date.

(l)	Except as otherwise provided in this Agreement, each of Marathon and the Marathon Subsidiaries shall conduct its business only in, not take any action except in, and maintain its facilities in, the ordinary and regular course of business consistent with past practice and it shall use its best efforts to maintain and preserve its business organization and assets.

(m)	Marathon shall keep Stillwater fully informed as to all material decisions or actions required or required to be made with respect to the operations of the business of Marathon, and will allow representatives of Stillwater to participate in any material decision making process with respect to any decision regarding the Acquired Assets or the Acquired Properties. Marathon shall grant the representatives of Stillwater access to the Acquired Assets and the Acquired Properties as Stillwater may reasonably request.

(n)	Except in connection with any Pre-Acquisition Reorganization, the Arrangement or the Private Placement, Marathon shall not and shall cause the Marathon Subsidiaries not to directly or indirectly, do or permit to occur any of the following:
(i)	issue, sell, or agree to issue or sell, any Marathon Shares or any options, warrants, calls, conversion privileges or rights of any kind to acquire any Marathon Shares, create any Encumbrance on any of the shares of the Marathon Subsidiaries, or permit the Marathon Subsidiaries to issue, sell, or agree to issue, sell, pledge, lease or dispose of, any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, the Marathon Subsidiaries, other than the issue of Marathon Shares pursuant to the exercise of Marathon Options and the conversion of Marathon Convertible Securities outstanding on the date hereof in accordance with their terms as of the date hereof;

(ii)	amend or propose to amend its constating documents or, except as agreed to with Stillwater, any of the terms of the Marathon Options or the Marathon Convertible Securities as they exist on the date hereof;

(iii)	split, combine or reclassify any of the shares of Marathon or any of the Marathon Subsidiaries or declare, set aside or pay any dividend or other distribution payable in cash, securities, property or otherwise with respect to the shares of Marathon or any of the Marathon Subsidiaries;

(iv)	redeem, purchase or offer to purchase any Marathon Shares and, other than pursuant to the Marathon Stock Option Plan, any options or obligations or rights under contracts, agreements and commitments existing as of the date hereof;

(v)	adopt any resolution or enter into any agreement providing for an amalgamation, merger, consolidation, reorganization, liquidation,

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dissolution or other extraordinary transaction, adopt any plan of liquidation or reorganize, amalgamate or merge with any other Person;

(vi)	sell, pledge, lease, encumber or otherwise dispose of the Acquired Assets or the Acquired Properties or any interest therein and, except as contemplated herein, sell, pledge, encumber, lease or otherwise dispose of any other material properties or assets;

(vii)	grant or enter into any agreement, written or verbal, with respect to any royalty or similar arrangement or issue any instrument having the same economic effect as a royalty on the Acquired Properties;

(viii)	except in the ordinary and regular course of business (up to an amount not to exceed, in the aggregate, $100,000) or as required by Applicable Laws, enter into or modify in any material respect any contract, agreement, licence, franchise, Environmental Approval, lease transaction, commitment or other right or obligation or arrangement attributable to the Acquired Properties;

(ix)	abandon or fail to diligently pursue any application to renew any existing licence, permit, order, claim, authorization, consent, approval (including Environmental Approvals) or registration related to the Acquired Properties;

(x)	make any investment in any Person except in the ordinary and regular course of business, or acquire or agree to acquire (by merger, amalgamation, acquisition of stock or assets or otherwise) any Person or any material properties or assets;

(xi)	incur any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances;

(xii)	authorize, recommend, propose or agree to any release or relinquishment of any standstill agreement or of any other material contractual right;

(xiii)	enter into any hedges, swaps or other similar financial instruments or transactions;

(xiv)	enter into any agreements with its directors or officers or their respective affiliates or associates;

(xv)	change any accounting method, principle or practice except for any changes as a result of transition to IFRS or changes as required by Applicable Laws;

(xvi)	make or change any tax election, change an annual tax accounting period, adopt or change any tax accounting method, enter into any closing agreement, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the statute of limitations period

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applicable to any Tax claim or assessment, (other than in the ordinary and regular course of business or as required by Applicable Laws); or

(xvii)	authorize, propose, permit or agree to any of the foregoing.
(o)	Marathon shall not, and shall cause the Marathon Subsidiaries not to, directly or indirectly, insofar as it relates to the Acquired Assets or the Acquired Properties, enter into new commitments of a capital expenditure nature or incur any new contingent liabilities other than (i) ordinary course expenditures including those contemplated as part of the mine development plan (up to an amount not to exceed, in the aggregate, $100,000), (ii) expenditures required by Applicable Law, (iii) expenditures made in connection with the Arrangement and the other transactions contemplated in this Agreement, and (iv) capital expenditures required to prevent the occurrence of a Material Adverse Effect on Marathon or the Marathon Subsidiaries.

(p)	Marathon shall not create any new obligations or liabilities or modify or in any manner amend any existing obligations and liabilities to pay any amount, including loan amounts, to officers, directors, employees or consultants of Marathon or any of the Marathon Subsidiaries, other than for salary, bonuses and directors’ fees in the ordinary course, in each case in amounts consistent with past practice, or obligations or liabilities arising in the ordinary and regular course of business prior to the Effective Time.

(q)	Marathon shall not adopt or amend or make any contribution to any profit sharing, option, deferred compensation, insurance, incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangements for the benefit of employees except in the ordinary course.

(r)	Neither Marathon nor any of the Marathon Subsidiaries shall otherwise take any action that could reasonably be expected to interfere with or be inconsistent with the completion of the Arrangement or the transactions contemplate in this Agreement.

(s)	Marathon shall use reasonable best efforts, and shall cause each of the Marathon Subsidiaries to use reasonable best efforts, to cause their respective current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of internationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

(t)	Marathon shall use reasonable best efforts, and shall cause each of the Marathon Subsidiaries to use reasonable best efforts, (i) to preserve intact its business organizations, (ii) to not do anything or fail to do anything which could lead to a breach under any material contract, (iii) to keep available the services of its officers, employees, agents and consultants as a group, (iv) to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it, (v) to not take any action which could reasonably be expected to be prejudicial to the Acquired Properties and (vi) to not take any action which would render, or which reasonably may be expected to render, any representation or

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warranty made by it in this Agreement untrue at any time prior to the Effective Date if then made.

(u)	Marathon will not engage in any business, enterprise or other activity different from that carried on by it at the date of this Agreement that could reasonably be expected to have a Material Adverse Effect on Marathon or the Marathon Subsidiaries, or enter into any transaction or incur (except in respect of obligations or liabilities to which it is already legally subject) any material obligation, expenditure or liability other than in the ordinary and regular course of business as presently conducted.

(v)	Marathon will furnish to Stillwater such information, in addition to the information contained in this Agreement, relating to Marathon, Marathon Gold, the Marathon Subsidiaries, the Acquired Assets and the Acquired Properties as may reasonably be requested by Stillwater, and such information and any other information relating to Marathon, Marathon Gold and the Marathon Subsidiaries provided by Marathon to Stillwater will be true and complete in all material respects and will not contain a Misrepresentation.

(w)	Marathon shall not take any action, or refrain from taking any action (subject to reasonable best efforts), or permit any action to be taken or not taken, inconsistent with the provisions of this Agreement or that would reasonably be expected to materially impede the completion of the Arrangement or the other transactions contemplated herein or would render, or that could reasonably be expected to render, any representation or warranty made by Marathon or Marathon Gold in this Agreement untrue or inaccurate in any material respect at any time prior to the Effective Time if then made, or that would or could have a Material Adverse Effect on Marathon.

(x)	Marathon will promptly notify Stillwater in writing if:
(i)	Marathon becomes aware that any of the representations and warranties of Marathon or Marathon Gold in this Agreement are untrue or inaccurate in any material respect;

(ii)	there has been, or is reasonably expected to be, any breach of any covenant or agreement of Marathon or Marathon Gold contained in this Agreement; or

(iii)	there has been any Material Adverse Change in respect of Marathon.
(y)	Marathon and Marathon Gold shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective as promptly as is practicable the Arrangement and the other transactions contemplated in this Agreement, including the execution and delivery of such documents as Stillwater may reasonably request, and shall use reasonable best efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to, approvals and filings under Applicable Securities Laws and submissions of information requested by Governmental Entities.

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(z)	Each of Marathon, Marathon Gold and the Marathon Subsidiaries shall cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, resolving all disputes and audits with respect to all taxable periods relating to Taxes, and in any other matters relating to Taxes, including by maintaining and making available to Stillwater all books, records and other information of Marathon, Marathon Gold and the Marathon Subsidiaries related to Taxes and shall timely pay all Taxes arising before the Effective Date.

(aa)	Each of Marathon and Marathon Gold shall execute and deliver, or cause to be executed and delivered, such customary agreements, certificates, resolutions and other documents and instruments as may be requested by the other Parties hereto, all in form satisfactory to the other Parties hereto, acting reasonably, necessary or required in order to complete the Arrangement and the other transactions contemplated herein, including any Pre-Acquisition Reorganization, and, in the case of any such Pre-Acquisition Reorganization, such opinions as are required or are customary for such Pre-Acquisition Reorganization.

(bb)	Marathon will take all necessary action, if any, prior to the Effective Date to (i) render the Marathon Rights Plan inapplicable to the Arrangement and the other transactions contemplated by this Agreement and (ii) ensure that (x) neither Stillwater nor any of its Affiliates is an Acquiring Person or an Affiliate or Associate of an Acquiring Person or Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate thereof (each capitalized term used in this clause (ii) as defined in the Marathon Rights Plan), (y) none of the Separation Time or Flip-in Event shall occur by reason of the approval, execution or delivery of this Agreement, the announcement or consummation of the Arrangement or the consummation of any other transaction contemplated by this Agreement and (z) the application of any of the relevant provisions of the Marathon Rights Plan to the Arrangement or any of the transactions contemplated hereby shall be waived or the Marathon Rights shall be redeemed or terminate immediately prior to the Effective Date.
Covenants of Marathon and Marathon Gold Regarding Non-Solicitation
4.2	(a)	Marathon and Marathon Gold shall, and Marathon shall direct and cause its representatives and the Marathon Subsidiaries and their respective representatives to, immediately cease and cause to be terminated any solicitation, encouragement, activity, discussion, negotiation or process with any Person that may be ongoing with respect to any proposal that constitutes, or may reasonably be expected to constitute, an Acquisition Proposal whether or not initiated by Marathon, Marathon Gold or any of the Marathon Subsidiaries and in connection therewith, Marathon shall request the return of all confidential information regarding Marathon, Marathon Gold and the Marathon Subsidiaries previously provided to any Person (other than Stillwater). Marathon and Marathon Gold further agree not to release any such Person from any standstill or confidentiality agreement or provision to which such Person is a party with Marathon, Marathon Gold or any of the Marathon Subsidiaries and to take all required actions to enforce such standstill and confidentiality agreements and provisions.

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(b)	Subject to subsection 4.2(c) hereof and section 4.3 hereof, Marathon and Marathon Gold hereby covenant and agree that neither shall, and Marathon shall not authorize or permit any of the Marathon Subsidiaries, and neither Marathon nor Marathon Gold shall authorize or permit any of the representatives of Marathon, Marathon Gold or of any of the Marathon Subsidiaries, directly or indirectly, to:
(i)	make, solicit, initiate, encourage, entertain, promote or facilitate, including by way of furnishing information, permitting any visit to facilities or properties of Marathon, Marathon Gold or any of the Marathon Subsidiaries or entering into any form of agreement, written or verbal, any inquiries or the making of any proposal which does or could constitute an Acquisition Proposal or potential Acquisition Proposal;

(ii)	participate, directly or indirectly, in any discussions or negotiations regarding any Acquisition Proposal or potential Acquisition Proposal;

(iii)	withdraw, modify, qualify or change in a manner adverse to Stillwater, or publicly state that it intends to withdraw, modify, qualify or change in a manner adverse to Stillwater, the approval or recommendation of the Marathon Board of the Arrangement (it being understood that failing to affirm the approval or recommendation of the Marathon Board of the Arrangement after an Acquisition Proposal has been publicly announced shall be considered a modification which is adverse to Stillwater for the purposes of this subsection if the Marathon Board has not affirmed the approval or recommendation of the Arrangement on the date which is the earlier of (A) 10 calendar days after the date on which the Acquisition Proposal has been publicly announced and (B) five Business Days prior to the Marathon Meeting);

(iv)	approve or recommend any Acquisition Proposal; or

(v)	enter into any agreement, written or verbal, related to any Acquisition Proposal or requiring Marathon or Marathon Gold to abandon, terminate or fail to consummate the Arrangement or any other transaction contemplated herein or providing for the payment of any break, termination or other fee or expense to any Person in the event that Marathon, Marathon Gold or any of the Marathon Subsidiaries completes the Arrangement and the other transactions contemplated herein or any other transaction with Stillwater or the Stillwater Subsidiary agreed to prior to the termination of this Agreement.
None of Marathon, Marathon Gold or any Marathon Subsidiary shall, directly or indirectly, consider, discuss, negotiate, accept, approve or recommend an Acquisition Proposal or provide information to any Person proposing an Acquisition Proposal, in each case after the date of the approval of the Arrangement by the Marathon Shareholders.

(c)	Notwithstanding subsection 4.2(b) hereof or any other provision of this Agreement, the Marathon Board may, prior to the approval of the Arrangement Resolution by the Marathon Shareholders, consider and participate, directly or indirectly, in any discussions or negotiations with, or provide information to, or permit any visit to the

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properties or facilities of Marathon, Marathon Gold or any of the Marathon Subsidiaries by, any Person who has delivered a bona fide written Acquisition Proposal:
(i)	which was not solicited or encouraged after the date of this Agreement;

(ii)	did not otherwise result from a breach of this section 4.2; and

(iii)	that the Marathon Board determines in good faith, after consultation with the Financial Advisor and outside legal counsel, is or would, if completed, reasonably be expected to constitute, a Superior Proposal;
provided, however, that prior to taking any such action, Marathon must;
(iv)	give notice to Stillwater of such Acquisition Proposal as provided in subsection 4.2(d) hereof; and

(v)	obtain a confidentiality agreement from the Person making such Acquisition Proposal that is substantively the same as the Confidentiality Agreement, and containing terms no more favourable to such Person than the Confidentiality Agreement including a standstill provision at least as stringent as that contained in the Confidentiality Agreement.
If Marathon, Marathon Gold or any of the Marathon Subsidiaries receives a request for material non-public information from a Person who has made an unsolicited bona fide written Acquisition Proposal and Marathon is permitted, as contemplated under this subsection 4.2(c), to consider and participate, directly or indirectly, in any discussions or negotiations with, or provide information to, or permit any visit to the properties or facilities of Marathon, Marathon Gold or any of the Marathon Subsidiaries, subject to the execution by such Person of the confidentiality agreement as described above, provide such Person with such information and access; provided that Marathon sends a copy of any such confidentiality agreement to Stillwater promptly upon its execution and Stillwater is provided with a list of, and a copy of, the information provided to such Person (if not previously provided with such information) and is immediately provided with access to similar information to which such Person is provided (if not previously provided with such access).
(d)	From and after the date of this Agreement, Marathon shall promptly (and in any event within 24 hours) notify Stillwater, at first orally and then in writing, of any inquiry, proposal or offer relating to or constituting an Acquisition Proposal, or any request for non-public information relating to Marathon, Marathon Gold or any of the Marathon Subsidiaries. Such notice shall include a description of the terms and conditions of any such proposal, inquiry or offer, the identity of the Person making such proposal, inquiry or offer and provide such other details of the proposal, inquiry or offer as Stillwater may reasonably request. Marathon shall keep Stillwater fully informed on a prompt basis of the status, including any change to the material terms, of any such inquiry, proposal or offer.

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(e)	Nothing contained in subsection 4.2(b) above shall prohibit the Marathon Board from taking any action prohibited by subsection 4.2(b)(iii), if the Marathon Board determines, in good faith (after consultation with outside legal counsel) that such action or inaction is necessary for the Marathon Board to act in a manner consistent with its fiduciary duties or Applicable Laws, provided that Marathon may not proceed with the announcement of such decision before giving written notice of such decision to Stillwater. The foregoing shall not relieve Marathon from its obligation to proceed to call and hold the Marathon Meeting and to hold a vote of the Marathon Shareholders on the Arrangement Resolution, except in circumstances where this Agreement is terminated in accordance with the terms hereof prior to the date of the Marathon Meeting.

(f)	Marathon and Marathon Gold shall ensure that each of its respective officers and directors and the Marathon Subsidiaries and their respective officers and directors and all advisors and representatives retained by any of them are aware of the provisions of this section 4.2, and it shall be responsible for any breach of this section 4.2 by such officers, directors, advisors or representatives.
Right to Accept a Superior Proposal
4.3	(a)	If Marathon, Marathon Gold and the Marathon Subsidiaries have complied with section 4.2 of this Agreement with respect thereto, Marathon may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal prior to the approval of the Arrangement Resolution by the Marathon Shareholders and terminate this Agreement if, and only if (with the exception of a confidentiality agreement which complies with section 4.2 hereof the execution of which shall not be subject to the conditions of this section 4.3):
(i)	Marathon has provided Stillwater with a copy of the document containing the Superior Proposal;

(ii)	five Business Days have elapsed from the later of (A) the date Stillwater received written notice (a “Superior Proposal Notice”) advising Stillwater that the Marathon Board has resolved, subject only to compliance with this section 4.3, to accept, approve, recommend or enter into an agreement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, and (B) the date Stillwater received a copy of the document containing such Superior Proposal;

(iii)	the Marathon Board has determined in good faith (after consultation with outside legal counsel) that it is necessary for the Marathon Board to take such action in order to discharge properly its fiduciary duties;

(iv)	such Superior Proposal does not provide for the payment of any break, termination or other fee or expense to the Person making the Superior Proposal in the event that Marathon, Marathon Gold or any of the Marathon Subsidiaries completes the Arrangement and the other transactions contemplated in this Agreement or any other transaction

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with Stillwater or the Stillwater Subsidiary agreed to prior to the termination of this Agreement,

(v)	taking into account any revised proposal made by Stillwater since receipt of the Superior Proposal Notice, such Superior Proposal remains a Superior Proposal and the Marathon Board has again made the determinations referred to in this subsection 4.3(a); and

(vi)	Marathon has previously or concurrently paid or caused to be paid to Stillwater the Termination Fee payable under section 7.3 of this Agreement.
In the event that Marathon provides Stillwater with a Superior Proposal Notice on a date that is less than five Business Days prior to the Marathon Meeting, Marathon shall adjourn the Marathon Meeting to a date that is not less than five Business Days and not more than 10 Business Days after the date of receipt by Stillwater of the Superior Proposal Notice.

(b)	During the five Business Day period referred to in paragraph 4.3(a)(ii) above, Stillwater shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Marathon Board will review any proposal by Stillwater to amend the terms of this Agreement in good faith in order to determine whether Stillwater’s amended proposal upon acceptance by Marathon would result in such Superior Proposal ceasing to be a Superior Proposal. If the Marathon Board so determines, Marathon shall enter into an amended agreement with Stillwater reflecting Stillwater’s amended proposal. If the Marathon Board continues to believe, in good faith and after consultation with the Financial Advisor and outside legal counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects Stillwater’s amended proposal, Marathon may, on termination of this Agreement in accordance with section 7.1 hereof and payment of the Termination Fee as required pursuant to section 7.3 hereof, accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal.

(c)	Marathon and Marathon Gold hereby acknowledge and agree that each successive material modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of section 4.2 hereof and the requirement under paragraph 4.3(a)(ii) hereof to initiate an additional five Business Day notice period.

(d)	If the Marathon Information Circular has been sent to the Marathon Shareholders prior to the expiry of the five Business Day period set forth in subsection 4.3(a) hereof and, during such period, Stillwater requests in writing that the Marathon Meeting proceed, unless otherwise ordered by the Court, Marathon shall continue to take all reasonable actions necessary to hold the Marathon Meeting and to cause the Arrangement to be voted on at the Marathon Meeting provided that such obligation shall cease to apply upon termination of this Agreement in accordance with section 7.1 hereof and payment of the Termination Fee, if applicable, pursuant to section 7.3 hereof.

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Covenants of Marathon and Marathon Gold Regarding Reorganization
4.4	Marathon and Marathon Gold shall, and Marathon shall cause each of the Marathon Subsidiaries:
(a)	at the expense of Marathon, to take all action to do, or cause to be done, all things necessary, proper or advisable to and to prepare all documentation necessary to complete following the Marathon Meeting and within one Business Day prior to the Effective Date:
(i)	the transfer by Marathon to Marathon Gold of the Marathon Gold Assets, the Marathon Gold Properties and all associated liabilities (collectively the “Marathon Gold Transfer”); and

(ii)	the Marathon Gold Cash Contribution;
in each case in form and substance satisfactory to Stillwater;
(b)	at the expense of Marathon, on the Effective Date provide Stillwater with a statement verified by an officer of Marathon and Marathon Gold setting forth a detailed calculation and accounting of the Marathon Gold Cash Contribution, in form and substance satisfactory to Stillwater;

(c)	at the expense of Marathon, to take all action to do, or cause to be done, all things necessary, proper or advisable and prepare all documentation necessary to complete such other reorganizations of Marathon, Marathon Gold or the Marathon Subsidiaries and their respective businesses, operations and assets prior to the Effective Date as Stillwater may request, acting reasonably in order to give effect to the transactions contemplated herein (each a “Pre-Acquisition Reorganization” and which term shall include the Marathon Gold Cash Contribution) and the Plan of Arrangement, if required, shall be modified accordingly, in each case in form and substance acceptable to Stillwater; and

(d)	cooperate fully with Stillwater and its advisors in connection with structuring, planning and implementing any Pre-Acquisition Reorganization that might be undertaken.
The obligations of Marathon pursuant to subsection 4.4(c) hereof shall be conditional on the understanding that any Pre-Acquisition Reorganization shall not be prejudicial to Marathon, any of the Marathon Subsidiaries or any of the securityholders of Marathon and shall not require Marathon, Marathon Gold or any the of the Marathon Subsidiaries to contravene any Applicable Laws or their respective organizational documents. Marathon shall its use its best efforts to obtain all necessary consents, approvals or waivers from any Person to effect each Pre-Acquisition Reorganization.
The Parties hereto will seek to have any Pre-Acquisition Reorganization made effective as of the last minute of the day preceding the Effective Date, and in any event after Stillwater has confirmed that the conditions in section 5.1 and subsections 5.3(d), 5.3(e) and 5.3(g) have been met or waived.

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Covenants of Stillwater
4.5	Stillwater hereby covenants and agrees with Marathon and Marathon Gold that, prior to the Effective Date:
(a)	Stillwater shall not take any action, or refrain from taking any action (subject to reasonable best efforts), or permit any action to be taken or not taken, inconsistent with the provisions of this Agreement or that would reasonably be expected to materially impede the completion of the Arrangement or the other transactions contemplated herein or would render, or that could reasonably be expected to render, any representation or warranty made by Stillwater in this Agreement untrue or inaccurate in any material respect at any time prior to the Effective Time if then made or that would or could have a Material Adverse Effect on Stillwater.

(b)	Stillwater will promptly notify Marathon and Marathon Gold in writing if:
(i)	Stillwater becomes aware that any of the representations and warranties of Stillwater in this Agreement is untrue or inaccurate in any material respect;

(ii)	there has been, or is reasonably expected to be, any breach of any covenant or agreement of Stillwater contained in this Agreement; or

(iii)	there has been a Material Adverse Change in respect of Stillwater.
(c)	Stillwater shall use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as is practicable the Arrangement and the other transactions contemplated in this Agreement, including the execution and delivery of such documents as Marathon may reasonably request, and to use reasonable best efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to, approvals and filings under United States Securities Laws and submissions of information requested by Governmental Entities.

(d)	In a timely and expeditious manner, Stillwater shall provide to Marathon all information as may be reasonably requested by Marathon or as required by the Interim Order or Applicable Laws with respect to Stillwater and its businesses and properties for inclusion in the Marathon Information Circular or in any amendment or supplement to the Marathon Information Circular that complies in all material respects with all Applicable Laws on the date of the mailing thereof and containing all Material Facts relating to Stillwater required to be disclosed in the Marathon Information Circular and not containing any Misrepresentation with respect thereto. Stillwater shall fully cooperate with Marathon in the preparation of the Marathon Information Circular and shall provide such assistance as Marathon may reasonably request in connection therewith.

(e)	Stillwater shall not split, combine or reclassify any of the Stillwater Shares or, other than in accordance with past practice, declare, set aside or pay any dividend or other distribution payable in cash, securities, property or otherwise with respect to the Stillwater Shares.

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(f)	Stillwater shall use reasonable best efforts to preserve intact its business organizations.

(g)	Stillwater shall prepare and file with the applicable Governmental Authorities and the NYSE all necessary applications required in order to permit the issue of Stillwater Shares upon the conversion of Marathon Convertible Securities and the exercise of Marathon Options in accordance with the terms thereof.

(h)	Stillwater shall incorporate a direct wholly-owned subsidiary (“AcquireCo”) of Stillwater as required in order to effect the Arrangement and the requirements specified in the Plan of Arrangement.

(i)	Stillwater shall, upon the Effective Date, cause to be paid to those individuals specified in the Marathon Disclosure Letter, such severance payments as outlined in the Marathon Disclosure Letter, in an aggregate amount not to exceed $2.5 million.

(j)	Stillwater shall take all necessary actions to cause to be deposited with the Depositary, in accordance with the Arrangement, that amount of cash that is required to be paid to the Marathon Shareholders pursuant to the Plan of Arrangement.
ARTICLE 5
CONDITIONS PRECEDENT
Mutual Conditions Precedent of Marathon, Marathon Gold and Stillwater
5.1	The respective obligations of Marathon, Marathon Gold and Stillwater to complete the Arrangement shall be subject to the satisfaction, at or before the Effective Time, of the following conditions precedent, each of which may only be waived, in whole or in part, by mutual consent of Marathon, Marathon Gold and Stillwater:
(a)	the Interim Order shall have been granted in form and substance satisfactory to the Parties hereto, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to the Parties hereto, acting reasonably, on appeal or otherwise;

(b)	the Arrangement Resolution shall have been approved by the Marathon Shareholders at the Marathon Meeting in accordance with the provisions of the Interim Order;

(c)	the Court shall have determined that the terms and conditions of the exchange pursuant to the Arrangement are procedurally and substantively fair to all those Persons to whom securities will be issued and the Final Order shall have been granted in form and substance satisfactory to the Parties hereto, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to the Parties hereto, acting reasonably, on appeal or otherwise;

(d)	any Pre-Acquisition Reorganization including, without limitation, the Marathon Gold Transfer and the Marathon Gold Cash Contribution, shall have been completed;

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(e)	Marathon Gold shall be deemed to be a reporting issuer under the Securities Laws of the Province of Ontario on the Effective Date;

(f)	the Marathon Gold Shares shall have been conditionally approved to be listed on either the TSX or the TSX Venture Exchange;

(g)	the NYSE shall have authorized the listing thereon, subject to official notice of issuance, of the Stillwater Shares to be issued pursuant to the Arrangement as of the Effective Date, or as soon as possible thereafter;

(h)	the distribution of the Stillwater Shares and Marathon Gold Shares and any other securities of Stillwater issued in exchange for securities of Marathon in the United States pursuant to the Arrangement shall be exempt from registration requirements under the 1933 Act and, except with respect to Persons deemed “affiliates” of Stillwater or Marathon Gold, as the case may be, under the 1933 Act, the Stillwater Shares and Marathon Gold Shares and any other securities of Stillwater issued in exchange for securities of Marathon to be distributed in the United States pursuant to the Arrangement shall not be subject to resale restrictions in the United States under the 1933 Act, provided however, that the Stillwater Replacement Options and the Marathon Convertible Securities or any Stillwater securities issued in exchange therefor may not be exercised in the United States on behalf or for the benefit of, a U.S. person (as such term is defined in Regulation S), unless registered under the 1933 Act or an exemption is available from the registration requirements of the 1933 Act and any applicable state securities laws, and the holder furnishes to Stillwater an opinion of counsel or other documentation satisfactory to Stillwater to such effect;

(i)	in relation to any notification requirement under Part IX of the Competition Act or any filing under the Competition Act deemed necessary by Stillwater, acting reasonably, (a) the Commissioner of Competition (the “Commissioner”) shall have issued an advance ruling certificate pursuant to subsection 102(1) of the Competition Act with respect to the transactions contemplated by this Agreement, and such certificate shall not have been rescinded; OR (b) both of (A) any applicable waiting period, including any extension thereof, under section 123 of the Competition Act shall have expired or been terminated or waived by the Commissioner, or any applicable obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act shall have been waived in accordance with subsection 113(c) of the Competition Act, and (B) the Commissioner shall have advised Stillwater in writing that she does not, at that time, intend to make an application under section 92 of the Competition Act in respect of the transactions contemplated by this Agreement and such advice is satisfactory to Stillwater, acting reasonably, and has not been rescinded;

(j)	if the transactions contemplated by this Agreement are subject to review under the ICA, Stillwater shall have received notice from the responsible Minister under the ICA that he is satisfied, or is deemed to be satisfied, that the transactions contemplated by this Agreement are of net benefit to Canada, on terms and conditions satisfactory to Stillwater, acting reasonably; and

(k)	this Agreement shall not have been terminated pursuant to Article 7 hereof.

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Conditions Precedent to Obligations of Marathon and Marathon Gold
5.2	The obligation of Marathon and Marathon Gold to complete the Arrangement is subject to the satisfaction, on or before the Effective Time, of each of the following conditions, which conditions are for the sole benefit of Marathon and Marathon Gold and may be waived by Marathon and Marathon Gold in whole or in part by notice in writing to Stillwater without prejudice to the rights of Marathon and Marathon Gold to rely on any other condition:
(a)	there shall not have been any event, change, occurrence or state of facts that, either individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect on Stillwater;

(b)	the representations and warranties made by Stillwater in this Agreement that are qualified by the expression “Material Adverse Change” or “Material Adverse Effect” shall be true and correct as of the Effective Time as if made on and as of such date (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), and all other representations and warranties made by Stillwater in this Agreement shall be true and correct in all material respects as of the Effective Time as if made on and as of such date (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), in either case, except where any failures or breaches of representations and warranties would not, either individually or in the aggregate, in the reasonable judgment of Marathon or Marathon Gold, have a Material Adverse Effect on, or constitute a Material Adverse Change in respect of, Stillwater, and Stillwater shall have provided to Marathon and Marathon Gold a certificate of two officers thereof certifying such accuracy or lack of Material Adverse Effect or Material Adverse Change on the Effective Date. No representation or warranty made by Stillwater hereunder shall be deemed not to be true and correct if the facts or circumstances which make such representation or warranty untrue or incorrect are disclosed or referred to in the Stillwater Disclosure Letter, or provided for or stated to be exceptions under this Agreement;

(c)	Stillwater shall have complied in all material respects with its covenants herein and Stillwater shall have provided to Marathon and Marathon Gold a certificate of two officers thereof, certifying that, as of the Effective Time, it has so complied with such covenants herein;

(d)	(i) all consents, waivers, permits, exemptions, orders and approvals of, and any registrations and filings with, any Governmental Entity and the expiry of any waiting periods, in connection with, or required to permit, the completion of the Arrangement, and (ii) all third person and other consents, waivers, permits, exemptions, orders, approvals, agreements and amendments and modifications to agreements, indentures or arrangements, the failure of which to obtain or the non-expiry of which, either individually or in the aggregate would, or could reasonably be expected to have, a Material Adverse Effect on Stillwater or materially impede the completion of the Arrangement, shall have been obtained or received on terms that are reasonably satisfactory to each of Marathon and Marathon Gold;

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(e)	there shall have been no action taken under any Applicable Law or by any Governmental Entity which (i) makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the completion of the Arrangement, or (ii) results or could reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the Arrangement which has, or could have, a Material Adverse Effect on Stillwater, or Marathon or on Marathon Gold subsequent to the Effective Date;

(f)	the Stillwater Board shall have adopted all necessary resolutions and all other necessary corporate action shall have been taken by Stillwater to permit the consummation of the Arrangement.
Conditions Precedent to Obligations of Stillwater
5.3	The obligation of Stillwater to complete the Arrangement is subject to the satisfaction of each of the following conditions on or before the Effective Time, which conditions are for the sole benefit of Stillwater and may be waived by it in whole or in part by notice in writing to Marathon and Marathon Gold without prejudice to the rights of Stillwater to rely on any other condition:
(a)	there shall not have been any event, change, occurrence or state of facts that, either individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect on Marathon;

(b)	the representations and warranties made by Marathon and Marathon Gold in this Agreement and with respect to the Acquired Properties that are qualified by the expression “Material Adverse Change” or “Material Adverse Effect” shall be true and correct as of the Effective Time as if made on and as of such date (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), and all other representations and warranties made by Marathon and Marathon Gold in this Agreement that are not so qualified shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), in either case, except where any failures or breaches of representations and warranties would not, either individually or in the aggregate, in the reasonable judgment of Stillwater, have a Material Adverse Effect on, or constitute a Material Adverse Change in respect of, Marathon or Marathon Gold, and each of Marathon and Marathon Gold shall have provided to Stillwater a certificate of two officers thereof certifying such accuracy or lack of Material Adverse Effect or Material Adverse Change as at the Effective Time. No representation or warranty made by Marathon or Marathon Gold hereunder shall be deemed not to be true and correct if the facts or circumstances that make such representation or warranty untrue or incorrect are disclosed or referred to in the Marathon Disclosure Letter, or provided for or stated to be exceptions under this Agreement;

(c)	Marathon and Marathon Gold shall have complied in all material respects with their respective covenants herein and Marathon and Marathon Gold shall have provided to Stillwater a certificate of two officers thereof certifying that, as of the Effective Time, Marathon and Marathon Gold has so complied with their respective covenants herein;

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(d)	Marathon Shareholders holding no more than 5% of the outstanding Marathon Shares shall have exercised their Dissent Rights (and not withdrawn such exercise) and Stillwater shall have received a certificate dated the day immediately preceding the Effective Time of two officers of Marathon to such effect;

(e)	the Support Agreements shall not have been terminated;

(f)	the Private Placement shall have been completed in accordance with the provisions of Article 9 hereof;

(g)	Marathon shall have obtained title opinions, in form and substance satisfactory to Stillwater, acting reasonably, addressed to Stillwater relating to the Acquired Properties;

(h)	(i) all consents, waivers, permits, exemptions, orders and approvals of, and any registrations and filings with, any Governmental Entity and the expiry of any waiting periods, in connection with, or required to permit, the completion of the Arrangement, and (ii) all third person and other consents, waivers, permits, exemptions, orders, approvals, agreements and amendments, supplements and modifications to agreements, indentures or arrangements, in each case considered necessary or desirable by Stillwater, acting reasonably, shall have been obtained or received on terms that are reasonably satisfactory to Stillwater;

(i)	there shall have been no action taken under any Applicable Law or by any Governmental Entity which (i) makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the completion of the Arrangement, or (ii) results or could reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the Arrangement which has, or could have, a Material Adverse Effect on Stillwater, the Acquired Properties or on Marathon Gold, subsequent to the Effective Date;

(j)	the Marathon Board and the directors of each of the Marathon Subsidiaries shall have adopted all necessary resolutions and all other necessary corporate action shall have been taken by Marathon and the Marathon Subsidiaries to permit, or required in connection with, the completion of the Arrangement;

(k)	each of the officers and directors of Marathon shall have provided their written resignation as a director or officer of Marathon (or both) effective on or before the Effective Date together with a mutual release (in form satisfactory to Stillwater acting reasonably); and

(l)	subject to the terms of this Agreement, the Marathon Board shall not have withdrawn, modified, qualified or changed in a manner adverse to Stillwater, or publicly stated that it intends to withdraw, modify, qualify or change in a manner adverse to Stillwater its recommendation to Marathon Shareholders that they vote in favour of the Arrangement Resolution.
Co-operation
5.4	Each of the Parties hereto will use all reasonable best efforts to satisfy each of the conditions precedent to be satisfied by it and take, or cause to be taken, all other actions and do, or cause to

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be done, all other things necessary, proper or advisable under Applicable Laws (including, for greater certainty, the Competition Act and the ICA, if applicable), to permit the completion of the Arrangement and the other transactions contemplated in this Agreement in accordance with the provisions of this Agreement and to complete and make effective the Arrangement and the other transactions contemplated in this Agreement and to co-operate with each other in connection with the foregoing.

5.5	In relation to any Competition Act filings, the Parties shall submit as promptly as practicable any filings required or deemed advisable by Stillwater, acting reasonably, in connection with the consummation of the transactions contemplated by this Agreement (with the form of any required Competition Act filing to be agreed upon by the Parties) and shall as promptly as practicable furnish any supplementary information that may be requested in connection therewith.

Each Party shall bear its own costs and expenses incurred in connection with any Competition Act filing and the provision of information, and Marathon and Stillwater shall each bear one-half of the costs of any filing fee under the Competition Act. Subject to Applicable Laws, the Parties (or, with respect to competitively sensitive information, each of their respective outside counsel) shall have the right to review in advance all characterizations of the information relating to this Agreement and the transactions contemplated hereby that appear in any Competition Act filing. The Parties agree to respond promptly to any inquiries from the Competition Bureau concerning such filings and to comply in all material respects with the filing requirements of the Competition Act. The Parties shall consult and cooperate with each other in connection with any investigation, review or other inquiry concerning the transactions contemplated by this Agreement commenced by the Competition Bureau and shall promptly furnish all information to the other Party that is necessary in connection with the Parties’ compliance with the Competition Act. The Parties shall keep each other fully apprised with respect to any requests from or communications with the Competition Bureau concerning such filings and shall consult in advance with each other with respect to all responses thereto and consider any comments of the other Party in good faith. Each of the Parties shall use their reasonable best efforts to take all actions reasonably necessary and appropriate in connection with any Competition Act filing to consummate the transactions contemplated hereby as soon as practicable; provided, however, that in no event will Stillwater be required to agree to any divestiture, transfer or licensing of its or Marathon or Marathon Gold’s properties, assets or businesses, or to the imposition of any limitation on the ability to conduct its businesses following closing of the transactions contemplated by this Agreement or to own or exercise control of their assets and properties following closing of the transactions contemplated by this Agreement.
Notice and Cure Provisions
5.6	Each Party hereto shall give prompt notice to the other Parties hereto of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would be likely to or could:
(a)	cause any of the representations or warranties of such Party hereto contained herein to be untrue or inaccurate in any material respect between the date hereof and the Effective Date;

(b)	result in the failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by such Party hereto prior to the Effective Date; or

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(c)	result in the failure to satisfy any of the conditions precedent in favour of the other Parties hereto contained in section 5.1, 5.2 or 5.3 hereof, as the case may be.
Subject as herein provided, a Party hereto may elect not to complete the Arrangement pursuant to the conditions contained in section 5.1, 5.2 or 5.3 hereof in favour of such Party hereto or exercise any termination right arising therefrom; provided, however, that:
(d)	promptly and in any event prior to the Effective Date, the Party hereto intending to rely thereon has delivered a written notice to the other Parties hereto specifying in reasonable detail the breaches of covenants or untruthfulness or inaccuracy of representations and warranties or other matters which the Party hereto delivering such notice is asserting as the basis for the exercise of the termination right, as the case may be; and

(e)	if any such notice is delivered, and a Party hereto is proceeding diligently, at its own expense, to cure such matter, if such matter is susceptible to being cured, the Party hereto which has delivered such notice may not terminate this Agreement until the earlier of the Termination Deadline and the expiration of a period of 14 days from the date of delivery of such notice, provided that, if such notice has been delivered prior to the date of the Marathon Meeting, the Marathon Meeting shall be adjourned or postponed until the expiry of such period.
Merger of Conditions
5.7	The conditions set out in sections 5.1, 5.2 or 5.3 hereof shall be conclusively deemed to have been satisfied, fulfilled or waived upon the issue of a certificate of arrangement by the Director for the Arrangement. Marathon and Marathon Gold hereby acknowledge and agree that they have no right to file the Articles of Arrangement with the Director unless such conditions have been satisfied, fulfilled or waived and Stillwater has consented in writing to such filing of the Articles of Arrangement.
Resignations
5.8	Marathon shall obtain and deliver to Stillwater at the Effective Time evidence reasonably satisfactory to Stillwater of the resignations effective as of the Effective Time, of all of the directors and officers of Marathon requested by Stillwater.
ARTICLE 6
TRANSITION PERIOD AND INSURANCE
Transition Period
6.1	For a period of six months after the Effective Date (the “Transition Period”), each of Stillwater and Marathon Gold shall provide the other of them with such reasonable assistance with respect to the transition of operations at the Acquired Properties, including using reasonable efforts to cause employees, agents and consultants of the other of them to provide reasonable assistance at market rates to give effect to the foregoing. At the Effective Time, Stillwater may designate such reasonable number of employees, agents and consultants of Marathon Gold to give effect to the foregoing, and Marathon Gold shall use reasonable efforts to cause such persons to provide transitional assistance to Stillwater with respect to the operations at the Acquired Properties, but provided such assistance does not result in undue prejudice or cost to Marathon Gold.

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Insurance
6.2	Stillwater hereby covenants and agrees that in order to maintain all current rights to indemnification or exculpation in favour of the current and former directors and officers of Marathon provided in the articles or by-laws of Marathon, or any agreement and any directors and officers insurance now existing in favour of the directors or officers of Marathon, prior to the Effective Date, Marathon may, at its expense, take all action deemed appropriate or necessary, prior to the Effective Date for the continuance (or replacement with substantially equivalent coverage from another provider) of such rights (either directly or via run-off insurance or insurance provided by an alternative provider) for a period of not less than six years after the Effective Date.
ARTICLE 7
TERMINATION AND AMENDMENT
Rights of Termination
7.1	This Agreement may be terminated at any time prior to the Effective Date:
(a)	by the mutual written consent and agreement of Marathon, Marathon Gold and Stillwater;

(b)	by Stillwater if (i) the Marathon Board shall have withdrawn or modified in a manner adverse to Stillwater its approval or recommendation of the Arrangement (including as contemplated by sections 4.2 and 4.3 hereof) or (ii) the Marathon Board shall have approved or recommended an Acquisition Proposal;

(c)	by Marathon if the Private Placement has not been completed by the Subscription Closing Date, through no default by Marathon;

(d)	by Marathon in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with section 4.3 hereof;

(e)	by Marathon, Marathon Gold or Stillwater if the Marathon Shareholder Approval shall not have been obtained at the Marathon Meeting;

(f)	by Stillwater if Marathon shall have failed to hold the Marathon Meeting on or before December 15, 2010, unless such failure results from (i) delays in obtaining all required regulatory approvals that are beyond the control of Marathon, or (ii) an adjournment or postponement of the Marathon Meeting for not more than ten Business Days in the circumstances described in subsection 4.3(a) hereof;

(g)	by Stillwater if there is a breach by Marathon, Marathon Gold or any of the Marathon Subsidiaries or any of their respective directors, officers, agents or any other representative thereof of any of the covenants provided in sections 4.1, 4.2 or 4.3 hereof, in each case, prior to the Effective Date;

(h)	by Marathon if there is a breach by Stillwater or the Stillwater Subsidiary or any of their respective directors, officers, agents or any other representative thereof of any of the covenants provided in section 4.5; or

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(i)	if any of the conditions in sections 5.1, 5.2 or 5.3 hereof for the benefit of the terminating Party is not satisfied or waived in accordance with those sections.
Termination Deadline
7.2	If the Effective Date does not occur on or before the Termination Deadline, this Agreement will terminate on notice by a Party hereto to the other Parties hereto. The right to terminate this Agreement under this section 7.2 shall not be available to any Party hereto whose action or failure to act has been a principal cause of or resulted in the failure of the Effective Date to occur on or before the Termination Deadline and such action or failure to act constitutes a breach of this Agreement. Provided that Stillwater’s action or failure to act, in either case in breach of this Agreement, has not been a principal cause nor resulted in the failure of the Effective Date to occur on or before the Termination Deadline, Stillwater shall have the right, in its sole discretion, upon written notice to Marathon and Marathon Gold three Business Days prior to the Termination Deadline, to extend the Termination Deadline for a period of 30 days beyond the Termination Deadline (the “Revised Termination Deadline”) and neither Marathon nor Marathon Gold shall be entitled to terminate this Agreement under this section 7.2 until the expiration of such Revised Termination Deadline.
Termination Fee
7.3	If:
(a)	Stillwater shall terminate this Agreement pursuant to subsection 7.1(b) hereof;

(b)	Marathon shall terminate this Agreement pursuant to subsection 7.1(d) hereof;

(c)	either Marathon or Stillwater shall terminate this Agreement pursuant to subsection 7.1(e) hereof in circumstances where the Arrangement Resolution has not received the required Marathon Shareholders Approval at the Marathon Meeting and (i) a bona fide Acquisition Proposal has been publicly announced or made by any Person other than Stillwater prior to the Marathon Meeting and not publicly withdrawn more than five Business Days prior to the Marathon Meeting, and (ii) Marathon enters into an agreement with respect to such Acquisition Proposal, or such Acquisition Proposal is completed, after the date of this Agreement and prior to the expiration of 12 months following the termination of this Agreement;

(d)	Stillwater shall terminate this Agreement pursuant to subsection 7.1(f) hereof; or

(e)	Stillwater shall terminate this Agreement pursuant to subsection 7.1(g) hereof;
then in any such case Marathon shall pay or cause to be paid to Stillwater a termination fee (the “Termination Fee”) of $3,000,000, in immediately available funds to an account designated by Stillwater. In the circumstances set forth in subsection 7.3(a), (b), (d) or (e) above, the Termination Fee shall be payable at the time of termination and, in the circumstances set forth in subsection 7.3(c) above, the Termination Fee shall be payable within three Business Days following the earlier of the date on which Marathon enters into an agreement in respect of an Acquisition Proposal or the date on which Marathon consummates an Acquisition Proposal. Marathon shall not be obligated to make more than one payment pursuant to this section 7.3. Marathon hereby acknowledges that the payment amount set out in this section 7.3 is a payment of liquidated damages which are a genuine pre-estimate of the damages which Stillwater will

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suffer or incur as a result of the event giving rise to such damages and the resultant non-completion of the Arrangement and is not a penalty. Marathon hereby irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive.
Amendment
7.4	This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Marathon Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties hereto, and any such amendment may, subject to the Interim Order and the Final Order and Applicable Law, without limitation:
(a)	change the time for the performance of any of the obligations or acts of any of the Parties hereto;

(b)	waive any inaccuracies or modify any representations or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify the performance of any of the obligations of any of the Parties hereto; or

(d)	waive compliance with or modify any mutual conditions precedent herein contained.
Waiver
7.5	At any time prior to the Effective Date, any Party hereto may:
(a)	extend the time for the performance of any of the obligations or other acts of the other Parties hereto; or

(b)	waive compliance with any of the covenants or agreements of the other Parties hereto or with any conditions to its own obligations, but in each case only to the extent such obligations, agreements and conditions are intended for its benefit.
ARTICLE 8
ADDITIONAL COVENANTS AND INDEMNIFICATION
Other Business
8.1	Following the Effective Date, Marathon Gold and Stillwater shall have the right without consulting or notifying the other to engage in and receive full benefits from other and independent business activities, whether or not competitive or in conflict with the transactions contemplated in this Agreement. The doctrine of “corporate opportunity” or “business opportunity” shall not be applied to any other transaction, activity, venture or operation of Marathon Gold or Stillwater not within the boundaries or in respect of the Acquired Properties and, except as otherwise expressly provided in other agreements between Marathon Gold and Stillwater, if any, neither of Marathon Gold or Stillwater shall have any duty to the other with respect to any opportunity to acquire property outside of the boundaries of the Acquired Properties.

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Right to Purchase Marathon Gold Shares
8.2	Marathon Gold covenants with Stillwater that from and after the Effective Date, in connection with an initial equity offering which Marathon Gold may undertake following the Effective Date, Stillwater shall have the right but not the obligation to purchase from Marathon Gold at the offering price per Marathon Gold Share under such offering, that number of Marathon Gold Shares equal to 15% of the total Marathon Gold Shares outstanding following the completion of the equity offering, which covenant shall be set forth in an agreement from Marathon Gold to be delivered to Stillwater on the Effective Date. Such agreement shall also contain covenants from Stillwater to provide 5 business days prior written notice of any intention to acquire, directly or indirectly, securities that would cause Stillwater to beneficially own more than 15% of any class of voting securities of Marathon Gold and to give Marathon Gold 60 days to exercise a right of first refusal to find purchasers of any Marathon Gold securities that Stillwater intends to sell.
Post-Closing Adjustments
8.3	For a period of two years following the Effective Date, to the extent that Stillwater and Marathon Gold determine, after the Effective Date, that the occurrence of any circumstance or event which requires a post-closing adjustment by the Parties hereto, the Parties hereto will work together to determine a mutually acceptable tax-efficient manner to effect, to the greatest extent possible, the necessary transfers and will, in any event, effect the necessary transfers and make any payments or reimbursements related thereon, as the case may be within 15 calendar days after the determination of any such adjustments by cheque or wire transfer to the Party hereto to whom such payments or reimbursements are payable or owed.
Indemnification by Marathon Gold
8.4	From the Effective Time, Marathon Gold hereby agrees to indemnify and save harmless Stillwater, Marathon and the Marathon Subsidiaries from all Losses suffered or incurred by Stillwater, Marathon or the Marathon Subsidiaries as a result of or arising directly or indirectly out of or in connection with (a) any Indemnified Liability; or (b) any Indemnified Taxes, unless they are the result of actions taken at the request of Stillwater or after the Effective Date.

If any claim, proceeding or other matter resulting from the occurrence of any of the events contemplated by subsection 8.4 above (a “Claim”) is made against Stillwater, Marathon or the Marathon Subsidiaries by a third party for which Stillwater, Marathon or the Marathon Subsidiaries may be entitled to indemnification, Stillwater or Marathon or the Marathon Subsidiaries, as applicable, shall give notice (the “Indemnity Notice”) to Marathon Gold specifying the particulars of such Claim within 60 days after it receives notification of the Claim. Marathon Gold shall have the right to participate in any negotiations or proceedings with respect to such Claim. Stillwater, Marathon or the Marathon Subsidiaries, as applicable shall not settle or compromise any such Claim without the prior written consent of Marathon Gold, unless Marathon Gold has not, within five Business Days after the giving of the Indemnity Notice, given notice to Stillwater, Marathon or the Marathon Subsidiaries, as applicable, that it wishes to dispute such Claim. If Marathon Gold does give such a notice, it shall have the right to assume the defence of such Claim and to defend such Claim in the name of Stillwater, Marathon or the Marathon Subsidiaries, as applicable. Stillwater, Marathon and the Marathon Subsidiaries shall provide to Marathon Gold all files, books, records and other information in its possession or control which may be relevant to the defence of such Claim. Stillwater and Marathon shall co-operate in all reasonable respects in the defence of such Claim. If Marathon Gold fails after the giving of such notice, diligently and reasonably to defend such Claim throughout the period that

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such Claim exists, its right to defend the Claim shall terminate and Stillwater, Marathon or the Marathon Subsidiaries may assume the defence of such Claim. In such event, Stillwater, Marathon or the Marathon Subsidiaries may compromise or settle such Claim without the consent of Marathon Gold.

Notwithstanding anything to the contrary, in the event that the Claim relates to Indemnified Taxes, Marathon Gold’s indemnity hereunder shall be limited to the amount by which the aggregate sum of all such Claims exceeds the aggregate sum of unexpired non-capital losses, cumulative Canadian development expense and cumulative Canadian exploration expense of Marathon existing as at the end of the taxation year which is deemed to end immediately before the Effective Time (the “Tax Indemnity Limit”). To the extent that the aggregate sum of all Claims relating to Indemnified Taxes exceeds the Tax Indemnity Limit, Marathon Gold shall pay to Stillwater, Marathon or the Marathon Subsidiaries, as the case may be, such excess upon the amount of Indemnified Taxes being finally determined whether by assessment, reassessment or agreement with the Governmental Entity or by judicial determination. If Stillwater, Marathon or the Marathon Subsidiaries, as the case may be, shall receive a refund of any Indemnified Taxes in respect of which a payment was made by Marathon Gold pursuant to this section 8.4 the amount of such refund shall forthwith be paid to Marathon Gold, together with interest, if any, paid by the applicable Governmental Entity on such refund (net of any taxes thereon).

If the amount of Indemnified Taxes imposed on or suffered by Stillwater, Marathon or the Marathon Subsidiaries, as the case may be, as finally determined, is greater than the amount which was paid by Marathon Gold to Stillwater, Marathon or the Marathon Subsidiaries, as the case may be, or to any Governmental Entity on account of Indemnified Taxes, Marathon Gold shall, forthwith following such final determination, pay the amount of such difference to Stillwater, Marathon or the Marathon Subsidiaries, as the case may be, together with any interest which may be payable to a Governmental Entity in respect of such amount.

For certainty, the Parties hereto acknowledge that a Claim in respect of Indemnified Taxes can be made by Stillwater until the day which is 90 days immediately following the later of: (1) the last date on which an assessment can be made against Marathon in respect of any Indemnified Taxes, and (2) the date on which the period for an appeal from an assessment or other determination of such Tax liability, or decision of a court or other competent tribunal in respect thereof may be filed has expired and that appeal has not been filed.
Remedies
8.5	The Parties hereto acknowledge and agree that an award of money damages may be inadequate for any breach of this Agreement by any Party hereto or its representatives and advisors and that such breach may cause the non-breaching Party hereto irreparable harm. Accordingly, the Parties hereto agree that, in the event of any such breach or threatened breach of this Agreement by one of the Parties hereto, Stillwater (if either Marathon or Marathon Gold is the breaching Party) or Marathon and Marathon Gold (if Stillwater is the breaching Party) will be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance. Subject to any other provision hereof including, without limitation, section 7.3 hereof, such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available hereunder or at law or in equity to each of the Parties hereto.

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ARTICLE 9
PRIVATE PLACEMENT
Subscription
9.1	Stillwater hereby irrevocably agrees with Marathon to subscribe for and purchase $3,000,000 of Marathon Shares (the “Subscription Shares”) from Marathon and Marathon hereby agrees to sell and issue to Stillwater the Subscription Shares at a subscription price equal to the 5 day volume weighted average trading price per Subscription Share as quoted on the TSX, subject to a 15% discount, determined based on the closing price of the Marathon Shares on September 7,2010 up to and including the closing price of the Marathon Shares on September 13, 2010 (the “Subscription Price”) on the terms and conditions set out in this Article 9 (the “Private Placement”) such Private Placement to be completed on the Subscription Closing Date. Completion of the Private Placement shall not be conditional upon the completion of the Arrangement.
Representations, Warranties, Covenants and Acknowledgements of Stillwater
9.2	In connection with the subscription for the Subscription Shares under this Article 9, Stillwater hereby represents and warrants to Marathon on the date hereof and on the Subscription Closing Date, hereby covenants and agrees with Marathon and acknowledges that Marathon is relying thereon, as the case may be, that:
(a)	Stillwater is subscribing for the Subscription Shares for its own account and not for the account or benefit of any other Person, for investment purposes only, and not with a view to resell or otherwise distribute the Subscription Shares in violation of Applicable Securities Laws and the subscription hereunder constitutes a legal and binding obligation of Stillwater;

(b)	neither Stillwater nor any of its affiliates is the beneficial owner of, or exercises control or direction over, any Marathon Shares or Marathon Convertible Securities, in each case excluding the Subscription Shares to be purchased by Stillwater;

(c)	Stillwater has been advised to consult its own legal advisors with respect to trading in the Subscription Shares when issued and with respect to the resale restrictions imposed by Applicable Securities Laws and hereby acknowledges that no representation or warranty has been made respecting the applicable hold period imposed by Applicable Securities Laws or other resale restrictions applicable to the Subscription Shares which restrict the ability of Stillwater to resell the Subscription Shares, that Stillwater is solely responsible to determine what these restrictions are and that Stillwater is solely responsible (and Marathon is in no way responsible) for compliance with applicable resale restrictions;

(d)	Stillwater hereby acknowledges that the Subscription Shares have not been and will not be registered under the 1933 Act, or any state securities laws, and the Subscription Shares may not be offered or sold in the United States unless registered or in compliance with the requirements of an applicable exemption from registration under the 1933 Act;

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(e)	Stillwater hereby acknowledges and consents to the placement of the following Canadian legend on the certificate evidencing the Subscription Shares issued to Stillwater:
“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.>
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”;
in addition, the certificates representing the Subscription Shares (and any certificates issued in exchange therefor or in substitution thereof) shall bear the following legend until such time as it is no longer required under the 1933 Act and applicable state securities laws:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MARATHON PGM CORPORATION (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, OR (C) (1) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS AND THE SELLER HAS FURNISHED AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FACT AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.

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provided, that if such securities are being sold in compliance with the requirements of Rule 903 or 904 of Regulation S, and provided that Marathon is a “foreign issuer” within the meaning of Regulation S at the time of sale, then unless Marathon or its transfer agent requires a legal opinion in form and substance reasonably satisfactory to it, the legend may be removed by providing a declaration to Marathon as Marathon or its transfer agent may prescribe from time to time, provided further, that if the Subscription Shares are being sold under Rule 144, the legend may be removed by delivery to Marathon of an opinion of counsel of recognized standing reasonably satisfactory to Marathon to the effect that such legend is no longer required under the 1933 Act or state securities laws;

(f)	Stillwater agrees that if it decides to offer, sell, pledge or otherwise transfer any of the Subscription Shares it will not offer, sell, pledge or otherwise transfer any such securities, directly or indirectly, unless: (i) the transfer is to Marathon, (ii) the transfer is made outside the United States in accordance with the requirements of Rule 903 or 904 of Regulation S and in compliance with applicable Canadian local laws and regulations, or (iii)(A) in accordance with Rule 144 under the 1933 Act, if available, and in compliance with any applicable state securities laws or (B) pursuant to another transaction that does not require registration under the 1933 Act or applicable state securities laws and the seller has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to Marathon to such effect;

(g)	Stillwater understands and acknowledges that Marathon is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities commission any registration statement in respect of resales of the Subscription Shares in the United States;

(h)	Stillwater is a U.S. Accredited Investor and is eligible to purchase the Subscription Shares pursuant to an exemption from the prospectus and registration requirements of Applicable Securities Law in Canada and pursuant to an exemption from the registration requirements under the 1933 Act available under Rule 506 of Regulation D and pursuant to similar exemptions under applicable state securities laws;

(i)	Stillwater has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the subscription for the Subscription Shares and if any Person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Subscription Shares, Stillwater hereby covenants and agrees to indemnify and hold harmless Marathon with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(j)	the subscription by Stillwater under this Article 9, the performance and compliance with this Article 9 and the completion of the transaction described in this Article 9 by Stillwater will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any provision of the articles, by-laws or resolutions of Stillwater, Applicable Securities Laws or any other law applicable to Stillwater, any agreement to which Stillwater is a party or any judgment, decree, order, statute, rule or regulation applicable to Stillwater;

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(k)	if required by Applicable Securities Laws or Marathon, Stillwater will execute, deliver and file or assist Marathon in filing such reports, undertakings and other documents with respect to the issue and sale of the Subscription Shares as may be required by Securities Authorities;

(l)	Stillwater has not received or been provided with a prospectus or an offering memorandum, within the meaning of Applicable Securities Laws, or any sales or advertising literature in connection with the subscription for the Subscription Shares;

(m)	the subscription for the Subscription Shares has not been made through or as a result of, and the distribution thereof is not being accompanied by, any advertisement, including without limitation, printed public media, radio, televisions or telecommunications, including electronic display, or as part of a general solicitation;

(n)	there are risks associated with the purchase of and investment in the Subscription Shares and Stillwater is knowledgeable and/or experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Subscription Shares and fully understands the restrictions on the resale of the Subscription Shares and is capable of bearing the economic risk of the investment;

(o)	the funds representing the Subscription Price which will be advanced by Stillwater to Marathon under this Article 9, as applicable, will not represent proceeds of crime for the purposes of the PCMLTFA and Stillwater hereby acknowledges that Marathon may in the future be required by Applicable Securities Law to disclose the name of Stillwater and other information relating to this subscription and that subscription of Stillwater under this Article 9, on a confidential basis, pursuant to the PCMLTFA and, to the best of the knowledge of Stillwater (a) none of the subscription funds to be provided by Stillwater (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States or any other jurisdiction, or (ii) are being tendered on behalf of a Person who has not been identified to Stillwater, and (b) Stillwater shall promptly notify Marathon if Stillwater discovers that any of such statements ceases to be true, and to provide Marathon with appropriate information in connection therewith; and

(p)	Stillwater hereby acknowledges that the subscription under this Article 9 requires Stillwater to provide certain personal information to Marathon, that such information is being collected by Marathon for the purposes of completing the sale and issue of the Subscription Shares, which includes, without limitation, determining the eligibility of Stillwater to purchase the Subscription Shares under Applicable Securities Laws, preparing and registering a certificate representing the Subscription Shares to be issued to Stillwater and completing filings required by any stock exchange or securities regulatory authority, that such personal information may be disclosed by Marathon to (a) Securities Authorities, (b) the Canada Revenue Agency, and (c) any of the other Persons involved in the issue and sale of the Subscription Shares, including legal counsel, and may be included in record books in connection with the subscription and that by executing this Agreement Stillwater is deemed to be consenting to the foregoing collection, use and disclose of such personal information.

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Representations and Warranties of Marathon
9.3	In connection with the subscription for the Subscription Shares under this Article 9 by Stillwater, Marathon hereby represents and warrants to Stillwater on the date hereof and on the Subscription Closing Date, hereby covenants and agrees with Stillwater and hereby acknowledges that Stillwater is relying upon such representations and warranties that:
(a)	the representations and warranties of Marathon in section 3.2 of this Agreement are true and correct;

(b)	the Subscription Shares subscribed for herein will be issued as outstanding Marathon Shares registered in the name of Stillwater (or as it may direct in writing) on the Subscription Closing Date and, upon receipt of the aggregate Subscription Price by Marathon, such Subscription Shares will be fully paid and non-assessable;

(c)	the issue of the Subscription Shares by Marathon hereunder does not and will not contravene, conflict with or result in a violation of the articles, by-laws or resolutions of Marathon or the terms of any agreement or instrument to which Marathon is a party or result in the triggering of any registration rights, rights to acquire Marathon Shares or consent obligations on Marathon pursuant to any agreement or instrument to which Marathon is a party; and

(d)	no order ceasing or suspending trading in securities of Marathon nor prohibiting the sale of any such securities has been issued and is outstanding against Marathon or its directors, officers or promoters.
Survival of Representations
9.4	The representations and warranties of Stillwater and Marathon contained in sections 9.2 and 9.3 hereof respectively shall survive the closing of the transaction contemplated in this Article 9 for a period ending on the earlier of (i) the Effective Time and (ii) one year after the Subscription Closing Date.
Covenants of Marathon
9.5	In connection with the issue of the Subscription Shares hereunder, and until the Effective Time, Marathon hereby covenants and agrees with Stillwater that:
(a)	Marathon will file all such reports, statements or other documents as may be necessary or desirable, and otherwise use best efforts to maintain in good standing the status of Marathon under Applicable Securities Laws as a “reporting issuer” and the listing of the Marathon Shares on the TSX;

(b)	Marathon has obtained, or by the Subscription Closing Date will have obtained, the approval of the TSX for the listing and trading of the Subscription Shares on such exchange effective from the Subscription Closing Date; and

(c)	on the Subscription Closing Date and before the time of closing of the purchase of the Subscription Shares, Marathon shall deliver:
(i)	a certificate of two officers of Marathon confirming that:

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A.	the representations and warranties of Marathon set forth in section 9.3 hereof are true and accurate in all material respects; and

B.	Marathon has performed all obligations and covenants under this Article 9 in all material respects; and
(ii)	a legal opinion from Canadian counsel to Marathon in form acceptable to Stillwater, acting reasonably, in respect of the issue of the Subscription Shares.
Conditions to Closing the Private Placement
9.6	The obligation of Stillwater to complete the Private Placement is subject to the satisfaction of each of the following conditions on or before the Subscription Closing Date, which conditions are for the sole benefit of Stillwater and may be waived by it in whole or in part by notice in writing to Marathon and Marathon Gold without prejudice to the rights of Stillwater to rely on any other condition:
(a)	there shall be no prohibition at law in Canada against the completion of the issue of the Subscription Shares;

(b)	the conditional approval of the TSX for the additional listing of the Subscription Shares shall have been obtained by Marathon;

(c)	(i) all consents, waivers, permits, exemptions, orders and approvals of, and any registrations and filings with, any Governmental Entity and the expiry of any waiting periods, in connection with, or required to permit, the completion of the Private Placement, and (ii) all third person and other consents, waivers, permits, exemptions, orders, approvals, agreements and amendments, supplements and modifications to agreements, indentures or arrangements, in each case considered necessary or desirable by Stillwater, acting reasonably, shall have been obtained or received on terms that are reasonably satisfactory to Stillwater; and

(d)	the Support Agreements shall not have been terminated.
Payment of Subscription Price
9.7	Stillwater shall cause to be wire transferred to the bank account of Marathon in Canada the Subscription Price for the Subscription Shares on the Subscription Closing Date against receipt by Stillwater of a certificate representing the Subscription Shares.
ARTICLE 10
GENERAL
Notice
10.1	All notices, requests, demands and other communications hereunder shall be deemed to have been given and made if in writing and if served by personal delivery upon the Party hereto for whom it is intended, or if sent by facsimile transmission, upon receipt of confirmation that such

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transmission has been received, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person.
To Stillwater:
1321 Discovery Drive
Billings, MT 59102
Attention:      Chief Executive Officer
Telephone:    (406) 373-8730
Fax:               (406) 373-8752
with a copy to (which copy shall not constitute notice):
Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West
Toronto, ON M5X 1B2
Attention:      John Sabine
Telephone:    (416) 863-4374
Fax:               (416) 863-4592
To Marathon (prior to the Effective Date):
330 Bay Street
Suite 1505
Toronto, ON M5H 2S8
Attention:      Chief Executive Officer
Telephone:    (416) 861-0851
Fax:               (416) 861-1925
with a copy to (which copy shall not constitute notice):
Fogler, Rubinoff LLP
95 Wellington Street West
Suite 1200, Toronto-Dominion Centre
Toronto ON M5J 2Z9
Attention:      Monique Rabideau
Telephone:    (416) 367-3727
Fax:               (416)941-8852
To Marathon Gold:
330 Bay Street
Suite 1505
Toronto, ON M5H 2S8

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Attention:      Chief Executive Officer
Telephone:    (416) 861-0851
Fax:               (416) 861-1925
with a copy to (which copy shall not constitute notice):
Fogler, Rubinoff LLP
95 Wellington Street West
Suite 1200, Toronto-Dominion Centre
Toronto ON M5J 2Z9
Attention:      Monique Rabideau
Telephone:    (416) 367-3727
Fax:               (416) 941-8852
Any such notice, direction or other instrument, whether personally delivered or transmitted by facsimile transmission, shall be deemed to have been given and received at the time and on the date on which it was personally delivered to or received in the office of the addressee, as the case may be, if personally delivered or transmitted prior to 5:00 p.m. (at the place of the addressee) on a Business Day or, if personally delivered or transmitted later than that time, at 9:00 a.m. (at the place of the addressee) on the subsequent Business Day. Any Party hereto may change its address for service from time to time by notice given to the other Parties hereto in accordance with the foregoing. Any notice, direction or other instrument personally delivered or transmitted under this Agreement shall be signed by one or more officers of the Party delivering it.
Binding Effect
10.2	This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors.
No Assignment
10.3	This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties hereto.
Public Statements
10.4	No Party hereto shall make any announcement regarding the Arrangement, the Private Placement or the other transactions contemplated herein which has not been previously reviewed and commented on by the other Parties hereto, except that any Party hereto may issue a press release or make a filing with a regulatory authority if counsel for such Party hereto advises that such press release or filing is necessary in order to comply with Applicable Laws or the rules and policies of any stock exchange, in which case such Party hereto will first make a reasonable effort to obtain the approval of the other Parties hereto.
Entire Agreement
10.5	This Agreement together with the Confidentiality Agreement constitutes the entire agreement between the Parties hereto and supersedes all other prior agreements, negotiations, discussions,

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understandings and undertakings, both written and oral, between the Parties hereto relating to the subject matter hereof.
Time of Essence
10.6	Time shall be of the essence of this Agreement.
Severability
10.7	If any provision of this Agreement, or the application thereof, is determined for any reason and to any extent to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons and circumstances shall remain in full force and effect, provided that the legal or economic substance of the transactions contemplated hereby is not thereby affected in a manner adverse to any of the Parties hereto.
Counterpart Executions and Facsimile Transmissions
10.8	This Agreement may be executed in counterparts, each of which when delivered (whether in originally executed form or by facsimile or other electronic transmission) shall be deemed to be an original and all of which together shall constitute one and the same document.
Fees and Expenses
10.9	Subject to sections 5.5 and 7.3 hereof, each Party hereto shall be responsible for its own fees and expenses relating to the Arrangement, the Private Placement and the other transactions contemplated herein including, without limitation, regulatory fees and fees of professional advisers, including legal counsel and auditors.
Investigation
10.10	Any investigation by a Party hereto and its advisers shall not mitigate, diminish or affect the representations and warranties of the other Parties hereto contained in this Agreement or any document or certificate given pursuant thereto.
Further Assurances
10.11	The Parties hereto will do all such further acts and things and will execute such further documents and agreements as may be necessary to give effect to the terms and conditions of this Agreement.
Waiver
10.12	Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the Party hereto granting such waiver or release.
Governing Law
10.13	This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each of the Parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

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IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

STILLWATER MINING COMPANY
Per:	“John R. Stark”
John R. Stark
Executive Vice President

MARATHON PGM CORPORATION
Per:	“Phillip C. Walford”
Phillip C. Walford
President and Chief Executive Officer

MARATHON GOLD CORPORATION
Per:	“Phillip C. Walford”
Phillip C. Walford
President and Chief Executive Officer

SCHEDULE A
PLAN OF ARRANGEMENT UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT
1.	INTERPRETATION
(a)	Definitions: In this Plan of Arrangement, unless the context otherwise requires, the following words and terms shall have the meaning hereinafter set out:
(i)	“AcquireCo” means a wholly-owned subsidiary of Stillwater existing under the laws of Canada;

(ii)	“Arrangement” means the arrangement under the provisions of section 192 of the CBCA, on the terms and conditions set forth in this Plan of Arrangement, subject to any amendment or supplement hereto made in accordance with the Arrangement Agreement and the provisions hereof or made at the direction of the Court in the Final Order;

(iii)	“Arrangement Agreement” means the Arrangement Agreement dated September 7, 2010 to which this Plan of Arrangement is attached as schedule A;

(iv)	“Arrangement Resolution” means the Special Resolution of Marathon Shareholders approving the Arrangement;

(v)	“Business Day” means a day which is not a Saturday, Sunday or a civic or statutory holiday in Toronto, Ontario;

(vi)	“Cash Consideration” means $1.775 for each one (1) Marathon Share outstanding immediately prior to the Effective Time, up to an aggregate amount equal to the Maximum Cash;

(vii)	“CBCA” means the Canada Business Corporations Act, as amended;

(viii)	“Class A Shares” means the class A common shares of Marathon which are to be created in accordance with this Plan of Arrangement and which shall have attached thereto the right to vote at all meetings of Marathon Shareholders, the right to dividends as and when declared by the directors of Marathon, subject to the preferential right of the holders of Class B Shares to dividends and the right to participate in the remaining assets of Marathon upon a winding up of Marathon;

(ix)	“Class B Shares” means the Marathon Shares following their re-designation as Class B Shares in accordance with this Plan of Arrangement, such Class B Shares to bear the same rights and privileges as the Marathon Shares provided that such Class B Shares shall be entitled to dividends as and when declared by the directors of Marathon in preference to dividends to be paid on the Class A Shares;

(x)	“Closing Date” means the Business Day that is three Business Days after the granting of the Final Order or such other date as the parties to the Arrangement Agreement may agree;

(xi)	“Court” means the Ontario Superior Court of Justice (Commercial List);

(xii)	“Depositary” means any trust company, bank or financial institution agreed to in writing between Stillwater and Marathon for the purpose of, among other things, exchanging certificates representing Marathon Shares for Marathon Gold Shares and the Class A Shares and, subsequently, for the Cash Consideration and/or the Share Consideration, as the case may be, in connection with and in conformity to the Arrangement;

(xiii)	“Director” means the Director appointed pursuant to section 260 of the CBCA;

(xiv)	“Dissent Procedures” means the procedures set forth in section 190 of the CBCA, as may be modified by the Interim Order, which are required to be taken by an Marathon Shareholder to exercise the right of dissent in respect of Marathon Shares in connection with the Arrangement;

(xv)	“Dissent Rights” means the rights of dissent of Marathon Shareholders in respect of the Arrangement Resolution as defined in section 4 hereof;

(xvi)	“Dissenting Marathon Shareholder” means an Marathon Shareholder who has duly exercised a Dissent Right in strict compliance with the Dissent Procedures;

(xvii)	“Effective Date” means the date shown in the certificate of arrangement issued in accordance with section 262 of the CBCA in respect of the Arrangement, being the Closing Date, or such other date as may be agreed to by the parties to the Arrangement Agreement;

(xviii)	“Effective Time” means the time when the Arrangement will be deemed to have been completed, which shall be 12:01 a.m., Toronto time, on the Effective Date;

(xix)	“Encumbrance” means any mortgage, hypothec, pledge, assignment, charge, lien, claim, security interest, adverse interest, other third Person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

(xx)	“Exchange Ratio” means 0.224 of a Stillwater Share for each one (1) Marathon Share outstanding immediately prior to the Effective Time;

(xxi)	“Final Order” means the final order of the Court approving the Arrangement, as such order may be amended by the Court (with the consent of Stillwater and Marathon) at any time prior to the Effective Date or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

(xxii)	“Former Marathon Shareholders” means the holders of Marathon Shares immediately prior to the Effective Time;

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(xxiii)	“Interim Order” means the interim order of the Court providing for, among other things, the calling and holding of the Marathon Meeting, as such order may be amended, supplemented or varied by the Court (with the consent of Stillwater and Marathon);

(xxiv)	“Letter of Transmittal” means the letter of transmittal to be delivered by Marathon to the Marathon Shareholders providing for the delivery of Marathon Shares to the Depositary;

(xxv)	“Marathon” means Marathon PGM Corporation, a corporation existing under the laws of Canada;

(xxvi)	“Marathon Disclosure Letter” means the letter dated the date hereof delivered by Marathon to Stillwater in the form accepted by Stillwater;

(xxvii)	“Marathon Gold” means Marathon Gold Corporation, a corporation existing under the laws of Canada;

(xxviii)	“Marathon Gold Shares” means the common shares which Marathon Gold is authorized to issue as presently constituted;

(xxix)	“Marathon Meeting” means the special meeting of Marathon Shareholders, including any adjournment or adjournments or postponement or postponements thereof, to be held for the purpose of obtaining approval by Marathon Shareholders of the Arrangement Resolution;

(xxx)	“Marathon Options” means the outstanding options to acquire Marathon Shares and which have been issued pursuant to the Marathon Stock Option Plan;

(xxxi)	“Marathon Shareholder” means a Person who is a registered holder of Marathon Shares as shown on the share register of Marathon and for the purposes of the Marathon Meeting, is a registered holder of Marathon Shares as of the record date therefor, and for the purposes of the Arrangement, is a registered holder of Marathon Shares immediately prior to the Effective Time;

(xxxii)	“Marathon Shares” means the common shares which Marathon is authorized to issue as presently constituted and following the re-designation of such common shares to Class B Shares in accordance with this Plan of Arrangement, means the Class B Shares which Marathon will be authorized to issue and, following the exchange of the Class B Shares for Class A Shares and Marathon Gold Shares in accordance with this Plan of Arrangement, means the Class A Shares which Marathon is authorized to issue;

(xxxiii)	“Marathon Stock Option Plan” means the stock option plan of Marathon as approved by the Marathon Board and by the Marathon Shareholders on June 15, 2010;

(xxxiv)	“Marathon Warrants” means the outstanding warrants to purchase up to 58,540 Marathon Shares issued by Marathon as disclosed in the Marathon Disclosure Letter;

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(xxxv)	“Maximum Cash” means $61,775,707;

(xxxvi)	“Maximum Shares” means 3,893,325 Stillwater Shares;

(xxxvii)	“Person” means any individual, corporation, firm, partnership (including, without limitation, a limited partnership), sole proprietorship, syndicate, joint venture, trustee, trust, any unincorporated organization or association, any government or instrumentality thereof and any tribunal;

(xxxviii)	“Share Consideration” means 0.112 of a Stillwater Share for each one (1) Marathon Share outstanding immediately prior to the Effective Time, up to an aggregate amount equal to the Maximum Shares;

(xxxix)	“Special Resolution” has the meaning ascribed to such term in the CBCA;

(xl)	“Stillwater” means Stillwater Mining Corporation, a corporation existing under the laws of Delaware;

(xli)	“Stillwater Replacement Options” has the meaning given to such term in paragraph 3(a)(v) hereof;

(xlii)	“Stillwater Shares” means the common shares which Stillwater is authorized to issue as presently constituted;

(xliii)	“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder as amended from time to time.
(b)	Interpretation Not Affected by Headings. The headings contained in this Plan of Arrangement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular article, section, subsection, paragraph, subparagraph, clause or sub-clause hereof and include any agreement or instrument supplementary or ancillary hereto.

(c)	Date for any Action. If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

(d)	Number and Gender. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders and neuter.

(e)	References to Persons. A reference to a Person includes any successor to that Person. A reference to any statute includes all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements or supersedes any such statute or regulation.

(f)	Currency. Unless otherwise stated in this Plan of Arrangement, all references herein to amounts of money are expressed in lawful money of Canada.

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2. ARRANGEMENT AGREEMENT
This Plan of Arrangement is made pursuant to and subject to the provisions of the Arrangement Agreement. At the Effective Time, the Arrangement shall be binding upon Stillwater, AcquireCo, Marathon, Marathon Gold and the Marathon Shareholders.
3. THE ARRANGEMENT
(a)	The Arrangement. At the Effective Time, the following shall occur and shall be deemed to have occurred in the following order without any further act or formality:
(i)	The holders of the Marathon Options shall cease to be entitled to receive Marathon Shares upon the exercise thereof.

(ii)	The Marathon Warrants, if outstanding immediately prior to the Effective Time, shall remain outstanding in accordance with their terms.

(iii)	Marathon shall undertake a reorganization of capital within the meaning of section 86 of the Tax Act as follows, and in the following order:
A.	The authorized capital of Marathon will be amended by:
I.	re-designating the Marathon Shares as Class B Shares and each certificate representing such an outstanding Marathon Share shall, as and from the time such re-designation is effective, represent a Class B Share; and

II.	the creation of an unlimited number of Class A Shares; and the articles of Marathon shall be deemed to be amended accordingly.
B.	Each issued Class B Share held by a Dissenting Marathon Shareholder (for greater certainty, being a Marathon Shareholder who has complied with the Dissent Rights and is ultimately entitled to be paid for its Class B Shares) will be acquired by AquireCo in consideration for a debt claim against Stillwater to be paid fair value of such Class B Shares pursuant to the Dissent Procedures.

C.	Each issued Class B Share, other than those held by Dissenting Marathon Shareholders, will be exchanged with Marathon for one Class A Share and 0.50 Marathon Gold Shares.

D.	The stated capital of Marathon for the outstanding Class A Shares will be an amount equal to the stated capital of Marathon for the Class B Shares, less the fair market value of the Marathon Gold Shares distributed to Marathon Shareholders, other than Dissenting Marathon Shareholders pursuant to section 4 hereof and the paid-up capital of the Class A Shares of Marathon will be reduced accordingly.

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E.	The Class B Shares (including the Class B Shares held by Dissenting Marathon Shareholders and acquired by Stillwater pursuant to paragraph 3(a)(iii)(B) hereof) will be cancelled.
(ii)	Each Class A Share (other than Class A Shares held by Stillwater and its Affiliates and the Dissenting Shareholders) shall be transferred by the holder thereof to AquireCo (free and clear of any liens, charges or encumbrances of whatsoever nature), and each Former Marathon Shareholder (other than Stillwater and its Affiliates and the Dissenting Shareholders) shall be entitled to receive, in exchange therefor and subject to the following provisions of this Section 3, the Cash Consideration and the Share Consideration;

(iv)	Each Marathon Option outstanding immediately prior to the Effective Time, whether vested or not, shall be exchanged for a fully-vested option granted by Stillwater (each a “Stillwater Replacement Option” and collectively the “Stillwater Replacement Options”) to acquire that number of Stillwater Shares equal to the product of (A) the number of Marathon Shares subject to the Marathon Option immediately before the Effective Time and (B) the Exchange Ratio. The exercise price per Stillwater Share subject to any Stillwater Replacement Option shall be equal to the quotient of (A) the exercise price per Marathon Share subject to such Marathon Option immediately before the Effective Time divided by (B) the Exchange Ratio. Except as set out above, the terms of each Stillwater Replacement Option shall be the same as the Marathon Option exchanged therefor, but the expiry date shall be the same as if the holder of the Marathon Options had not ceased to be employed by Marathon.

(v)	With respect to each Class A Share:
A.	each such Marathon Shareholder, other than Stillwater, shall cease to be the holder of such Class A Share on the Effective Date and such holder’s name shall be removed from the share register of Marathon as at the Effective Time; and

B.	AcquireCo shall be deemed to be the transferee of such Class A Share (free and clear of any Encumbrance) on the Effective Date and AcquireCo shall be entered in the share register of Marathon as the holder thereof as at the Effective Time.
(b)	No Fractional Shares. Following the Effective Time, if the aggregate number of Stillwater Shares or Marathon Gold Shares to which an Marathon Shareholder would otherwise be entitled, or to which a holder of Stillwater Replacement Options or the Marathon Warrants is entitled on exercise or conversion (as the case may be) of Stillwater Replacement Options or the Marathon Warrants is not a whole number, then the number of Stillwater Shares or Marathon Gold Shares, as the case may be, shall be rounded down to the next whole number and no compensation will be paid to the Marathon Shareholder in respect of such fractional Stillwater Share or Marathon Gold Share, as the case may be.

(c)	Fractional Cash Consideration. Any cash consideration owing to a Former Marathon Shareholder shall be rounded up to the next whole cent.

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4.	RIGHTS OF DISSENT
Marathon Shareholders shall be entitled to exercise dissent rights (“Dissent Rights”) with respect to the Marathon Shares pursuant to and in the manner set forth in section 190 of the CBCA as modified by the Interim Order and this section 4. Notwithstanding subsection 190(a) of the CBCA, any Marathon Shareholder seeking to exercise Dissent Rights must deliver to Marathon a written objection to the Arrangement by 5:00 p.m. (Toronto time) on the Business Day immediately prior to the date of the Marathon Meeting and must strictly with all other provisions of section 190 of the CBCA as modified by the Interim Order (the “Dissent Procedures”).
If the Arrangement is concluded, a Marathon Shareholder who exercises Dissent Rights in strict compliance with the Dissent Procedures shall be entitled to be paid by Marathon the fair value of the Marathon Shares held by such Dissenting Marathon Shareholder in respect of which such Dissenting Marathon Shareholder dissents, determined as provided for in the CBCA, as modified by the Interim Order and this section 4. Any such Dissenting Marathon Shareholder who exercises Dissent Rights and who:
(a)	is ultimately entitled to be paid fair value for its Marathon Shares shall be deemed to have transferred its Marathon Shares to Stillwater in consideration for a debt claim against Stillwater to be paid fair value of such shares pursuant to the Dissent Procedures, and shall not be entitled to any other payment or consideration, including any payment under the Arrangement had such holders not exercised their Dissent Rights; or

(b)	is for any reason ultimately not entitled to be paid for fair value for its Marathon Shares, shall be deemed to have participated in the Arrangement as of the Effective Time at the same terms and at the same time as a non-dissenting Marathon Shareholder and shall be issued only the same consideration which a Marathon Shareholder is entitled to receive under the Arrangement as if such Dissenting Marathon Shareholder would not have exercised Dissent Rights.
In no case shall Stillwater, AquireCo, Marathon or Marathon Gold be required to recognize Dissenting Marathon Shareholders or a Dissenting Marathon Shareholder at and after the Effective Time as a legal or beneficial holder of Marathon Shares for any purpose, and the names of such Dissenting Marathon Shareholders shall be removed from the share register of Marathon at the Effective Time.
5.	DELIVERY OF STILLWATER SHARES AND CASH AND MARATHON GOLD SHARES
(a)	Deposit. At or prior to the Effective Time:
(i)	Marathon shall deposit with the Depositary, for the benefit of the Former Marathon Shareholders, certificate(s) representing the Marathon Gold Shares;

(ii)	AquireCo shall deposit with the Depositary, for the benefit of the Former Marathon Shareholders, cash in an amount equal to the Maximum Cash; and

(iii)	Stillwater shall deposit with the Depositary, for the benefit of the Former Marathon Shareholders, certificate(s) representing the Maximum Shares.

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(b)	Letter of Transmittal. The Depositary will forward to each Marathon Shareholder, at the address of such Marathon Shareholder as it appears on the register for Marathon Shares, a Letter of Transmittal and instructions for obtaining delivery of the certificates representing the Marathon Gold Shares and the Stillwater Shares allotted and issued to such Marathon Shareholder pursuant to the Arrangement.

(c)	Entitlement to Marathon Gold Certificates and Stillwater Certificates and cash.
(i)	Stillwater, AcquireCo and Marathon shall cause the Depositary, as soon as practicable following the later of the Effective Date and the date of deposit with the Depositary of a duly completed Letter of Transmittal and the certificates representing the Marathon Shares or other documentation as provided in the Letter of Transmittal, to:
A.	forward or cause to be forwarded by first class mail (postage prepaid) to the Former Marathon Shareholders at the address specified in the Letter of Transmittal; or

B.	if requested by the Former Marathon Shareholders in the Letter of Transmittal, make available at the Depositary for pick-up by the Former Marathon Shareholders; or

C.	if the Letter of Transmittal neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to the Former Marathon Shareholders at the address of such Former Marathon Shareholders as shown on the share register maintained by Marathon as at the Effective Time, certificates representing the Marathon Gold Shares issuable to such Former Marathon Shareholders and a cheque representing the cash payment, if any, payable to such Former Marathon Shareholders and/or certificates representing the number of Stillwater Shares, if any, issuable to such Former Marathon Shareholders as determined in accordance with the provisions hereof.
(ii)	No Former Marathon Shareholder shall be entitled to receive any consideration with respect to the Class A Shares other than the cash payment, if any, and certificates representing the Stillwater Shares, if any, which they are entitled to receive in accordance herewith of this Plan of Arrangement and, for greater certainty, no Former Marathon Shareholder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

(iii)	After the Effective Time and until surrendered as contemplated by paragraph 5(c)(i) hereof, each certificate which immediately prior to the Effective Time represented one or more Marathon Shares shall be deemed at all times to represent only the right to receive in exchange therefor a certificate representing the Stillwater Shares and the Marathon Gold Shares and the Cash Consideration to which the holder of such certificate is entitled to receive in accordance with paragraph 5(c)(i) hereof.
(d)	Lost Certificates. In the event that any certificate which immediately prior to the Effective Time represented one or more Marathon Shares which were exchanged for

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Stillwater Shares and Marathon Gold Shares in accordance with section 3 hereof shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, certificates representing the Stillwater Shares and the Marathon Gold Shares which such Marathon Shareholder is entitled to receive in accordance with section 3 hereof. When authorizing such delivery of certificates representing the Stillwater Shares and the Marathon Gold Shares which such Marathon Shareholder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the Marathon Shareholder to whom certificates representing such Stillwater Shares and Marathon Gold Shares are to be delivered shall, as a condition precedent to the delivery of such Stillwater Shares and Marathon Gold Shares, give a bond satisfactory to Stillwater, AcquireCo, Marathon, Marathon Gold and the Depositary in such amount as Stillwater, AcquireCo, Marathon, Marathon Gold and the Depositary may direct, or otherwise indemnify Stillwater, AcquireCo, Marathon, Marathon Gold and the Depositary in a manner satisfactory to Stillwater, AcquireCo, Marathon, Marathon Gold and the Depositary, against any claim that may be made against Stillwater, AcquireCo, Marathon, Marathon Gold or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the by-laws of Stillwater, AcquireCo, Marathon and Marathon Gold as the case may be.

(e)	Dividends or other Distributions. No dividends or distributions declared or made after the Effective Date with respect to Stillwater Shares with a record date after the Effective Date will be payable or paid to the holder of any unsurrendered certificate or certificates which, immediately prior to the Effective Date, represented outstanding Marathon Shares unless and until the holder of such certificate shall have complied with the provisions of this section 5. Subject to Applicable Law and to section 5 hereof, at the time of such compliance, there shall, in addition to the delivery of a certificate representing the Stillwater Shares and the Marathon Gold Shares to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect such Stillwater Shares and Marathon Gold Shares.

(f)	Termination of Rights. Any certificate formerly representing Marathon Shares that is not deposited, with all other documents as provided in this section 5 on or before the sixth anniversary of the Effective Date, shall cease to represent any claim or interest of any kind or nature (including, without limitation dividends or distributions set out in section 5(d) hereof) against Stillwater, AcquireCo, Marathon, Marathon Gold or the Depositary.

(g)	Withholding Rights. Stillwater, AcquireCo, Marathon, Marathon Gold and the Depositary shall be entitled to deduct and withhold from all dividends or other distributions otherwise payable to any Marathon Shareholder such amounts as Stillwater, Marathon, Marathon Gold or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986 or any provision of any applicable federal, provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Marathon Shareholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

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6.	AMENDMENT
(a)	Amendment.
(i)	Stillwater, AcquireCo, Marathon and Marathon Gold reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that any amendment, modification or supplement must be approved by Stillwater and Marathon in a written document which is filed with the Court and, if made following the Marathon Meeting, then approved by the Court, and communicated to the Marathon Shareholders in the manner required by the Court (if so required).

(ii)	Any amendment, modification or supplement to this Plan of Arrangement, if agreed to by Marathon and Stillwater, may be made at any time prior to or at the Marathon Meeting, with or without any other prior notice or communication and, if so proposed and accepted by Persons voting at the Marathon Meeting (other than as may be required under the Interim Order) shall become part of this Plan of Arrangement for all purposes.

(iii)	Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Marathon Meeting will be effective only if it is consented to by Marathon and Stillwater and, if required by the Court, by the Marathon Shareholders.

(iv)	Notwithstanding the foregoing provisions of this section 6, no amendment, modification or supplement of this Plan of Arrangement may be made prior to the Effective Time except in accordance with the terms of the Arrangement Agreement.

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SCHEDULE B
STILLWATER SUBSIDIARY

Company	Jurisdiction	Percentage (%)
Stillwater Metals Company	Montana	100

SCHEDULE C
MARATHON SUBSIDIARIES

Company	Jurisdiction	Percentage (%)
Marathon Gold Corporation	Canada	100

Discovery PGM Exploration Ltd.	British Columbia	100

SCHEDULE D
ACQUIRED PROPERTIES
Acquired Properties are comprised of the following

Project	Lease	Claim	Township	Recorded	Expire / Assess. Date	Hectares	Total Reserve
Marathon,	106736	G4040128	Pic	0l-Jun-93	31-May-14	71.7	$522,333.00
Ontario	106737		Pic	0l-Jun-93	31-May-14	19.39
	107112	G4040009	Seeley Lk	0l-Nov-97	31-Oct-18	1110.55	$4,429,365.00
	107323		Seeley Lk	01-Aug-00	31-Jul-21	65.39
	107094	G4040129	Seeley Lk	0l-Mar-97	28-Feb-18	216.74	$1,849,388.00

					Subtotal	1,483.77	$6,801,086.00

		4208437	McCoy	28-Sep-07	11-Apr-11	160
		3012177	O’Neill	26-May-04	26-May-12	96
		3015164	O’Neill	24-Aug-06	24-Aug-12	64
		3015168	O’Neill	13-Oct-06	13-Oct-13	80
		1247007	Pic	21-Sep-00	17-Jan-12	128
		1247010	Pic	21-Sep-00	17-Jan-12	192	$2,417.00
		1247011	Pic	21-Sep-00	17-Jan-12	192	$41.00
		3006862	Pic	13-Apr-04	13-Apr-11	240
		3012173	Pic	31-Mar-04	31-Mar-11	176
		3015160	Pic	14-Jul-05	14-Jul-11	176
		3015161	Pic	14-Jul-05	14-Jul-12	128
		3015162	Pic	14-Jul-05	14-Jul-11	240
		3015167	Pic	13-Oct-06	13-Oct-12	32

Project	Lease	Claim	Township	Recorded	Expire / Assess. Date	Hectares	Total Reserve
		3015208	Pic	23-Mar-06	23-Mar-12	128
		1205330	Seeley Lk	15-Nov-00	15-Nov-12	32
		1240016	Seeley Lk	11-Apr-00	11-Apr-15	112
		1245837	Seeley Lk	02-Mar-01	02-Mar-11	32
		1245838	Seeley Lk	02-Mar-01	02-Mar-13	224
		1246695	Seeley Lk	30-Mar-01	30-Mar-11	224
		3014935	Seeley Lk	26-Oct-05	26-Oct-12	192
		3015140	Seeley Lk	25-Jul-07	25-Jul-14	16
		3015141	Seeley Lk	25-Jul-07	25-Jul-14	16
		3015163	Seeley Lk	24-Aug-06	24-Aug-12	80
		3015165	Seeley Lk	24-Aug-06	24-Aug-12	64
		3015166	Seeley Lk	24-Aug-06	24-Aug-12	48
		3019790	Seeley Lk	03-May-04	03-May-11	192
		3019958	Seeley Lk	10-Nov-04	10-Nov-11	224
		3019959	Seeley Lk	10-Nov-04	10-Nov-11	208
		4204047	Seeley Lk	10-Feb-05	10-Feb-12	112
		4204048	Seeley Lk	10-Feb-05	10-Feb-11	64
		4204049	Seeley Lk	10-Feb-05	10-Feb-11	160
		4208442	Seeley Lk	06-Feb-07	06-Feb-11	224

					Subtotal	4,256	$2,458.00

					TOTAL	5,739.77	$6,803,544.00

Project	Lease	Claim	Township	Recorded	Expire / Assess. Date	Hectares	Total Reserve
Coubran Lake,		3015131	Seeley Lk	01-Mar-07	01-Mar-11	240	$3,751.00

85.

Project	Lease	Claim	Township	Recorded	Expire / Assess. Date	Hectares	Total Reserve
Ontario		3015132	Seeley Lk	01-Mar-07	01-Mar-11	256	$6,890.00
		3015133	Seeley Lk	01-Mar-07	01-Mar-11	256	$913.00

					TOTAL	752	$11,554.00

Project	Lease	Claim	Township	Recorded	Expire / Assess. Date	Hectares	Total Reserve
Geordie Lake,		1184283	Seeley Lk	31-Jul-95	31-Jul-12	96	$335,118.00
Ontario		1184297	Seeley Lk	14-Jun-95	14-Jun-12	64	$51,051.00
		1209682	Seeley Lk	21-Aug-95	21-Aug-12	192	$41,005.00
		1209683	Seeley Lk	21-Aug-95	21-Aug-11	192	$28,472.00
		1209684	Seeley Lk	21-Aug-95	21-Aug-12	240
		1237697	Seeley Lk	06-Aug-99	06-Aug-12	256
		1237698	Seeley Lk	06-Aug-99	06-Aug-11	240
		1237699	Seeley Lk	16-Aug-99	16-Aug-12	240

					TOTAL	1520	$455,646.00

Project	Claim Name	Number	NTS Area	Recorded	Expire / Assess. Date	Hectares	Total Reserve
Bird River Sill,	TARA 24	MB7779	52L05NE/52L06NW	2007/11/16	2012/01/15	216	$—
Manitoba	TARA 25	MB8175	52L05NE/52L06NW	2007/11/16	2012/01/15	222	$—
	TARA 6	MB5832	52L05NE/52L06NW	2004/11/26	2012/01/25	128	$—
	TARA 26	MB8176	52L05NE/52L06NW	2007/12/20	2012/02/18	256	$—
	TARA 18	MB5833	52L05NE/52L06NW	2005/02/22	2012/04/22	256	$—
	TARA 17	MB5838	52L05NE/52L06NW	2005/02/22	2012/04/22	188	$—
	TARA 16	MB5867	52L05NE/52L06NW	2005/02/22	2012/04/22	192	$—

86.

Project	Claim Name	Number	NTS Area	Recorded	Expire / Assess. Date	Hectares	Total Reserve
	TARA 14	MB5872	52L05NE/52L06NW	2005/02/22	2012/04/22	192	$—
	PLAT 3	MB5044	52L05NE/52L06NW	2005/03/21	2012/05/20	64	$—
	PLAT 8	MB5909	52L05NE/52L06NW	2005/03/21	2012/05/20	256	$—
	TARA 21	MB5868	52L05NE/52L06NW	2005/03/23	2012/05/22	67	$242.50
	PLAT 4	MB5910	52L05NE/52L06NW	2005/03/29	2012/05/28	192	$—
	PLAT 1	MB5042	52L05NE/52L06NW	2004/04/19	2012/06/18	256	$126,930.37
	PLAT 2	MB5043	52L05NE/52L06NW	2004/04/19	2012/06/18	256	$—
	TARA 23	MB7777	52L05NE/52L06NW	2007/08/14	2012/10/13	168	$—
	TARA 22	MB7778	52L05NE/52L06NW	2007/08/14	2012/10/13	96	$—
	BEAR 1	MB1275	52L05NE/52L06NW	2001/11/26	2012/01/25	32	$45,443.36
	TIE33	MB2036	52L05NE/52L06NW	1999/11/29	2012/01/28	240	$10,217.00
	SMELTER 10	W10476	52L05NE/52L06NW	1941/12/22	2012/02/20	10	$3,062.41
	BUHR	W8683	52L05NE/52L06NW	1937/12/23	2012/02/21	20	$-43,425.81
	PAGE	W8691	52L05NE/52L06NW	1937/12/31	2012/02/29	20	$25,199.41
	PAGE 1	W8692	52L05NE/52L06NW	1937/12/31	2012/02/29	26	$174,836.76
	LOTUS F	MB5869	52L05NE/52L06NW	2005/02/22	2012/04/22	1	$157.50
	TARA 20	MB5873	52L05NE/52L06NW	2005/02/22	2012/04/22	94	$2,899.00
	TARA 12	MB5874	52L05NE/52L06NW	2005/02/22	2012/04/22	100	$—
	TARA 13	MB5875	52L05NE/52L06NW	2005/02/22	2012/04/22	100	$—
	PAGE 54879	W54879	52L05NE/52L06NW	1997/02/28	2012/04/28	134	$4,617.86
	PAGE 54880	W54880	52L05NE/52L06NW	1997/02/28	2012/04/28	12	$18,920.09
	TIE 42	MB3371	52L05NE/52L06NW	2002/03/05	2012/05/04	224	$59,106.00
	ORE FAULT NO. 20	W41378	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$8,539.90
	ORE FAULT NO. 21	W41379	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$13,321.15

87.

Project	Claim Name	Number	NTS Area	Recorded	Expire / Assess. Date	Hectares	Total Reserve
	ORE FAULT NO. 22	W41380	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$3,758.65
	ORE FAULT NO. 23	W41381	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$3,758.65
	ORE FAULT NO. 24	W41382	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$13,321.15
	ORE FAULT NO. 25	W41383	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$13,321.15
	ORE FAULT NO. 26	W41384	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$3,758.65
	ORE FAULT NO. 27	W41385	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$405,009.94
	ORE FAULT NO. 28	W41386	52L05NE/52L06NW	1968/03/12	2012/05/11	15	$2,375.78
	ORE FAULT NO. 29	W41387	52L05NE/52L06NW	1968/03/12	2012/05/11	15	$2,375.78
	ORE FAULT NO. 30	W41388	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$1,775.78
	ORE FAULT NO. 31	W41389	52L05NE/52L06NW	1968/03/12	2012/05/11	25	$1,375.78
	ORE FAULT NO. 32	W41390	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$2,987.48
	ORE FAULT NO. 33	W41391	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$3,758.65
	ORE FAULT NO. 34	W41392	52L05NE/52L06NW	1968/03/12	2012/05/11	21	$3,758.65
	ORE FAULT NO. 35	W41393	52L05NE/52L06NW	1968/03/12	2012/05/11	15	$356.28
	TARA 19	MB5871	52L05NE/52L06NW	2005/03/16	2012/05/15	90	$—
	PAGE FR	MB5876	52L05NE/52L06NW	2005/03/16	2012/05/15	2	$111.00
	TIE 16	W53725	52L05NE/52L06NW	1995/03/23	2012/05/22	232	$84,574.98
	TIE 13 FR	W53728	52L05NE/52L06NW	1995/03/23	2012/05/22	9	$—

88.

Project	Claim Name	Number	NTS Area	Recorded	Expire / Assess. Date	Hectares	Total Reserve
	TIE 43	MB1276	52L05NE/52L06NW	2003/04/03	2012/06/02	160	$—
	TIE 44	MB1277	52L05NE/52L06NW	2003/04/03	2012/06/02	160	$—
	LOTUS 2	W52086	52L05NE/52L06NW	1987/05/11	2012/07/10	6	$2,858.58
	LOTUS	W52087	52L05NE/52L06NW	1987/05/11	2012/07/10	39	$—
	PAGE 2154 F	MB2154	52L05NE/52L06NW	2000/05/30	2012/07/29	14	$3,671.90
	FROG 1	MB1283	52L05NE/52L06NW	2003/06/03	2012/08/02	32	$3,552.19
	PAGE 1413	MB1413	52L05NE/52L06NW	1997/06/12	2012/08/11	85	$88,712.97
	TIE 98	W53359	52L05NE/52L06NW	1998/07/08	2012/09/06	80	$—
	TIE 20	W53774	52L05NE/52L06NW	1995/07/18	2012/09/16	16	$—
	TIE 30	MB1857	52L05NE/52L06NW	1998/07/28	2012/09/26	32	$115,069.75
	TIE 34	MB2858	52L05NE/52L06NW	2000/07/31	2012/09/29	23	$130,567.37
	LOTUS 4	W53613	52L05NE/52L06NW	1994/08/09	2012/10/08	79	$—
	TIE 31	MB2066	52L05NE/52L06NW	1999/08/10	2012/10/09	186	$117,135.60
	TIE 45	MB5911	52L05NE/52L06NW	2007/08/14	2012/10/13	188	$—
	TARA 21	MB7780	52L05NE/52L06NW	2007/08/14	2012/10/13	106	$—
	TARA 14	MB7781	52L05NE/52L06NW	2007/08/14	2012/10/13	50	$—
	BASE 3	W10928	52L05NE/52L06NW	1942/10/14	2012/12/13	22	$2,841.50
	TIE 21 FR	W53804	52L05NE/52L06NW	1995/10/24	2012/12/23	10	$—
	TIE	W53320	52L05NE/52L06NW	1992/07/03	2014/09/01	128	$3,436.48
	TARA 1	MB5827	52L05NE/52L06NW	2004/11/26	2012/01/25	256	$2,075.00
	TARA 2	MB5828	52L05NE/52L06NW	2004/11/26	2012/01/25	256	$—
	TARA 3	MB5829	52L05NE/52L06NW	2004/11/26	2012/01/25	256	$—
	TARA 4	MB5830	52L05NE/52L06NW	2004/11/26	2012/01/25	256	$—
	TARA 5	MB5831	52L05NE/52L06NW	2004/11/26	2012/01/25	112	$—
	TARA 8	MB5834	52L05NE/52L06NW	2004/11/26	2012/01/25	64	$600.00

89.

Project	Claim Name	Number	NTS Area	Recorded	Expire / Assess. Date	Hectares	Total Reserve
	TARA 9	MB5835	52L05NE/52L06NW	2004/11/26	2012/01/25	224	$—
	TARA 10	MB5836	52L05NE/52L06NW	2004/11/26	2012/01/25	256	$—
	TARA 11	MB5837	52L05NE/52L06NW	2004/11/26	2012/01/25	256	$—
	UFO	MB1852	52L05NE/52L06NW	2001/02/19	2012/04/19	159	$—
	TARA FR	MB8561	52L05NE/52L06NW	2008/04/18	2012/06/17	7	$—
	TARA 19	MB8562	52L05NE/52L06NW	2008/04/18	2012/06/17	171	$—
	PLAT 5	MB5584	52L05NE/52L06NW	2004/04/29	2012/06/28	256	$—
	PLAT 6	MB5586	52L05NE/52L06NW	2004/05/05	2012/07/04	256	$—
	GALAXY	MB1851	52L05NE/52L06NW	1999/05/11	2012/07/10	128	$136,144.82
	QUASAR	W53653	52L05NE/52L06NW	2002/05/16	2012/07/15	144	$7,706.19
	PLAT 7	MB5585	52L05NE/52L06NW	2004/05/25	2012/07/24	81	$—

					TOTAL	9227	$1,697,669.82

Freehold Properties
Real Property Owned by or Real Property Interest of Marathon PGM Corporation:
Non-Mineral Properties
Parcel 24310, Section TBF; Pt Lot 20 Con 10, PIC, Pt 18 Plan 55R5740, Marathon — PIN: 62448 — 0486 (LT) (Referred to as 92 McKenzie Street, Marathon, ON)
Parcel 23125 Part of Lot 20, Concession 10, PIC designated as Part 9 on Reference Plan 55R-5740, Section TBF, Township of Marathon, Land Titles Division of Thunder Bay (No. 55) PIN 62448-0539 (LT) (Referred to as Peninsula Road 55, Marathon, ON)
Parcel 20922 SEC TBF: PT MINING CLAIM TB 7226 PIC, PT 16 55R5144; Marathon, District of Thunder Bay PIN 62448-0521 (Referred to as 90 Peninsula Road, Marathon, ON)
PCL 129-1, Sec 55M467, Lot 129, Plan 55M467, PIC S/T LT196888 The Corporation of the Town of Marathon, District of Thunder Bay, PIN 62448-0337(LT) (Referred to as 10 Laverendrye Crescent, Marathon, ON).
SE ¼ 26-15-11 EPM, Lac du Bonnet, Manitoba (Referred to by Marathon as Highway 313 Commercial Property)

90.

Mineral Leases
PIN 62448-1822 (LT) (Leasehold) Parcel 2177 Section TBL; Mining Claim TB 104122 PIC composed of land and land under the waters of Pt of Three Finger Lake, a small unnamed pond, parts of two small unnamed ponds and parts of two small unnamed lakes MRO as in 56R729; District of Thunder Bay
PIN 62448-1781 (LT) (Leasehold) — Parcel 2178 Section TBL; Firstly: Mining Claim TB104118 PIC composed of land and land under the waters of part of a small unnamed lake within the limits of the said Mining Claim; Secondly: Mining Claim TB 104119 PIC; Thirdly: Mining Claim TB 104120 PIC saving and excepting thereout and therefrom the SRO on and over the ROW of the power transmission line of the Hydro-Electric Power Commission of Ontario crossing the said lands; Fourthly: Mining Claim TB 104121 PIC composed of land and lands under the waters of part of two small unnamed lakes within the limits of the said mining claim as in LT96337; saving and excepting thereout and therefrom the SRO on and over the ROW of the power transmission line of the Hydro-Electric Power Commission of Ontario crossing the said lands; Marathon
PIN 62503-0652 (LT) (Leasehold) Parcel 2664, Section TBL, the mines, ores, minerals and mining rights only in, upon and under; mining claim TB112788 unsurveyed territory; mining claim TB112789 unsurveyed territory; mining claim TB 112787 unsurveyed territory, Part 1, 2 &3, 55R3741; District of Thunder Bay
PIN 62503-0650 (LT) (Leasehold) PCL 2452 SEC TBL; FIRSTLY MINING CLAIM TB101583
UNSURVEYED TERRITORY PT 1, 55R1953; SECONDLY MINING CLAIM TB103657
UNSURVEYED TERRITORY PT 2, 55R1953; THIRDLY MINING CLAIM TB101581
UNSURVEYED TERRITORY PT 3, 55R1953, FOURTHLY MINING CLAIM TB101580
UNSURVEYED TERRITORY PT 4, 55R1953, FIFTHLY MINING CLAIM TB106983
UNSURVEYED TERRITORY PT 5, 55R1953; SIXTHLY MINING CLAIM TB101578
UNSURVEYED TERRITORY PT 6, 55R1953, SEVENTHLY MINING CLAIM TB101579
UNSURVEYED TERRITORY PT 7, 5551953; EIGHTHLY MINING CLAIM TB 107641
UNSURVEYED TERRITORY PT 8, 55R1953, NINTHLY MINING CLAIM TB101224
UNSURVEYED TERRITORY PT 9, 55R1953; TENTHLY MINING CLAIM TB101225
UNSURVEYED TERRITORY PT 10, 55R1953, ELEVENTHLY MINING CLAIM TB103575
UNSURVEYED TERRITORY PT 11, 55R1953; TWELFTHLY MINING CLAIM TB103574
UNSURVEYED TERRITORY PT 12, 55R1953, THIRTEENTHLY MINING CLAIM TB103573
UNSURVEYED TERRITORY PT 13, 55R1953; FOURTEENTHLY MINING CLAM TB103572
UNSURVEYED TERRITORY PT 14, 55R1953; FIFTEENTHLY MINING CLAIM TB103583
UNSURVEYED TERRITORY PT 15, 55R1953; SIXTEENTHLY MINING CLAIM TB103584
UNSURVEYED TERRITORY PT 16, 55R1953; MINING RIGHTS ONLY; DISTRICT OF THUNDER BAY
PIN 62450-0010 (LT) (Leasehold) Parcel 2492, Section TBL — see copy of Parcel 2492 attached hereto as Exhibit “A”

91.

Exhibit “A”

Ontario Ministry of Government Services LAND REGISTRY OFFICE #55

PARCEL REGISTER (ABBREVIATED) FOR PROPERTY IDENTIFIER

62450-0010 (LT)

SUBJECT TO RESERVATIONS IN CROWN GRANT

PAGE 1 OF 2
PREPARED FOR mcmullen
ON 2008/04/16 AT 09:08:16

PROPERTY DESCRIPTION:

PCL 2492 SEC TBL; FIRSTLY: MINING CLAIM T.B.-105715 UNSURVEYED TERRITORY BEING LAND AND LAND UNDER THE WATERS OF PT OF LAKE NUMBER 1 WITHIN THE LIMITS OF THE SAID MINING CLAIM, SITUATE IN THE SEELEY LAKE AREA, PT 1 55R2463; SECONDLY: MINING CLAIM T.B.-105716 UNSURVEYED TERRITORY SITUATE IN THE SEELEY LAKE AREA, PT 2 55R2463; THIRDLY: MINING CLAIM T.B.-105717 O'NEILL/UNSURVEYED TERRITORY BEING LAND AND LAND UNDER THE WATERS OF PT OF LAKE NUMBER 1 WITHIN THE LIMITS OF THE SAID MINING CLAIM, SITUATE PARTLY IN THE SEELEY LAKE AREA & PARTLY IN THE GEOGRAPHIC TOWNSHIP OF O'NEILL, PT 3 55R2463; FOURTHLY: MINING CLAIM T.B.-105718 UNSURVEYED TERRITORY SITUATE IN THE SEELEY LAKE AREA, PT 4 55R2463; FIFTHLY: MINING CLAIM T.B.-105733 UNSURVEYED TERRITORY SITUATE IN THE SEELEY LAKE AREA, PT 5 55R2463; SIXTHLY: MINING CLAIM T.B.-105734 UNSURVEYED TERRITORY SITUATE IN THE SEELEY LAKE AREA, PT 6 55R2463; SEVENTHLY: MINING CLAIM T.B.-105709 UNSURVEYED TERRITORY SITUATE IN THE SEELEY LAKE AREA, PT 7 55R2463; EIGHTHLY: MINING CLAIM T.B.-105712 UNSURVEYED TERRITORY SITUATE IN THE SEELEY LAKE AREA, PT 8 55R2463; NINTHLY: MINING CLAIM T.B.-105713 UNSURVEYED TERRITORY SITUATE IN THE SEELEY LAKE AREA, PT 9 55R2463; TENTHLY: MINING CLAIM T.B-105737 O'NEILL/UNSURVEYED TERRITORY SITUATE PARTLY IN THE SEELEY LAKE AREA & PARTLY IN THE GEOGRAPHIC TOWNSHIP OF O'NEILL, PT 10 55R2463; ELEVENTHLY: MINING CLAIM T.B-105736 O'NEILL/UNSURVEYED TERRITORY SITUATE PARTLY IN THE SEELEY LAKE AREA & PARTLY IN THE GEOGRAPHIC TOWNSHIP OF O'NEILL, PT 11 55R2463; TWELFTHLY: MINING CLAIM T.B-105735 O'NEILL/UNSURVEYED TERRITORY SITUATE PARTLY IN THE SEELEY LAKE AREA & PARTLY IN THE GEOGRAPHIC TOWNSHIP OF O'NEILL, PT 12 55R2463; THIRTEENTHLY: MINING CLAIM T.B-105722 O'NEILL/UNSURVEYED TERRITORY BEING LAND AND LAND UNDER THE WATERS OF SEVERAL UNNAMED PONDS WITHIN THE LIMITS OF THE SAID MINING CLAIM, SITUATE PARTLY IN THE SEELEY LAKE AREA & PARTLY IN THE GEOGRAPHIC TOWNSHIP OF O'NEILL, PT 13 55R2463; FOURTEENTHLY: MINING CLAIM T.B-105721 O'NEILL/UNSURVEYED TERRITORY SITUATE PARTLY IN THE SEELEY LAKE AREA & PARTLY IN THE GEOGRAPHIC TOWNSHIP OF O'NEILL, PT 14 55R2463; FIFTEENTHLY: MINING CLAIM T.B-105720 O'NEILL/UNSURVEYED TERRITORY SITUATE PARTLY IN THE SEELEY LAKE AREA & PARTLY IN THE GEOGRAPHIC TOWNSHIP OF O'NEILL, PT 15 55R2463; SIXTEENTHLY: MINING CLAIM T.B-105719 O'NEILL/UNSURVEYED TERRITORY SITUATE PARTLY IN THE SEELEY LAKE AREA & PARTLY IN THE GEOGRAPHIC TOWNSHIP OF O'NEILL, PT 16 55R2463; SEVENTEENTHLY: MINING CLAIM T.B.-105723 O'NEILL PT 17 55R2463; EIGHTEENTHLY: MINING CLAIM T.B.-105724 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF LAKE NUMBER 2 AND PT OF TERNO LAKE WITHIN THE LIMITS OF SAID MINING CLAIM, PT 18 55R2463; NINETEENTHLY: MINING CLAIM T.B.-105725 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF TERNO LAKE WITHIN THE LIMITS OF SAID MINING CLAIM, PT 19 55R2463; TWENTIETHLY: MINING CLAIM T.B.-105726 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF SEVERAL UNNAMED PONDS WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 20 55R2463; TWENTY-FIRSTLY: MINING CLAIM T.B.-105739 O'NEILL PT 21 55R2463; 22NDLY: MINING CLAIM T.B.-105740 O'NEILL PT 22 55R2463; TWENTY-THIRDLY: MINING CLAIM T.B.-105741 O'NEILL PT 23 55R2463; 24THLY: MINING CLAIM T.B.-105745 O'NEILL PT 24 55R2463; TWENTY-FIFTHLY: MINING CLAIM T.B.-105744 O'NEILL PT 25 55R2463; TWENTY-SIXTHLY: MINING CLAIM T.B.-105743 O'NEILL PT 26 55R2463; 27THLY: MINING CLAIM T.B.-105748 O'NEILL PT 27 55R2463; 28THLY: MINING CLAIM T.B.-105747 O'NEILL PT 28 55R2463; TWENTY-NINTHLY: MINING CLAIM T.B.-105731 O'NEILL PT 29 55R2463; THIRTIETHLY: MINING CLAIM T.B.-105730 O'NEILL PT 30 55R2463; THIRTY-FIRSTLY: MINING CLAIM T.B.-105729 O'NEILL PT 31 55R2463; 32NDLY: MINING CLAIM T.B.-105728 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF LAKE NUMBER 2 AND PT OF AN UNNAMED CREEK WITHIN THE LIMITS OF THE SAID MINING CLAIM; PT 32 55R2463; THIRTY-THIRDLY: MINING CLAIM T.B.-105727 O'NEILL PT 33 55R2463; 34THLY: MINING CLAIM T.B.-105732 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF AN UNNAMED CREEK AND PT OF AN UNNAMED POND WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 34 55R2463; THIRTY-FIFTHLY: MINING CLAIM T.B.-105751 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF AN UNNAMED CREEK, PT OF LAKE NUMBER 3 AND PT OF AN UNNAMED POND WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 35 55R2463; THIRTY-SIXTHLY: MINING CLAIM T.B.-105752 O'NEILL PT 36 55R2463; 37THLY: MINING CLAIM T.B.-105753 O'NEILL PT 37 55R2463; 38THLY: MINING CLAIM T.B.-105754 O'NEILL PT 38 55R2463; THIRTY-NINTHLY: MINING CLAIM T.B.-105755 O'NEILL PT 39 55R2463; FORTIETHLY: MINING CLAIM T.B.-105756 O'NEILL PT 40 55R2463; FORTY-FIRSTLY: MINING CLAIM T.B.-105761 O'NEILL PT 41 55R2463; FORTY-SECONDLY: MINING CLAIM T.B.-105760 O'NEILL PT 42 55R2463; FORTY-THIRDLY: MINING CLAIM T.B.-105759 O'NEILL PT 43 55R2463; FORTY-FOURTHLY: MINING CLAIM T.B.-105758 O'NEILL PT 44 55R2463; FORTY-FIFTHLY: MINING CLAIM T.B.-105757 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF LAKE NUMBER 3 AND PT OF LAKE NUMBER 4 WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 45 55R2463; FORTY-SIXTHLY: MINING CLAIM T.B.-112775 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF LAKE NUMBER 3 WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 46 55R2463; 47THLY: MINING CLAIM T.B.-112774 O'NEILL PT 47 55R2463; FORTY-EIGHTHLY: MINING CLAIM T.B.-105763 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF LAKE NUMBER 4 WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 48 55R2463; FORTY-NINTHLY: MINING CLAIM T.B.-105764 O'NEILL PT 49 55R2463; FIFTIETHLY: MINING CLAIM T.B.-105765 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF LAKE NUMBER 5 WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 50 55R2463; FIFTY-FIRSTLY: MINING CLAIM T.B.-105766 O'NEILL PT 51 55R2463; FIFTY-SECONDLY: MINING CLAIM T.B.-105767 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF MALPA LAKE WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 52 55R2463; FIFTY-THIRDLY: MINING CLAIM T.B.-105772 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF LAKE NUMBER 5 AND PT OF LAKE NUMBER 6 WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 53 55R2463; FIFTY-FOURTHLY: MINING CLAIM T.B.-105771 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF LAKE NUMBER 5 WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 54 55R2463; FIFTY-FIFTHLY: MINING CLAIM T.B.-105770 O'NEILL PT 55 55R2463; FIFTY-SIXTHLY: MINING CLAIM T.B.-105769 O'NEILL PT 56 55R2463; 57THLY: MINING CLAIM T.B.-112769 O'NEILL PT 57 55R2463; FIFTY-EIGHTHLY: MINING CLAIM T.B.-105775 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF AN UNNAMED CREEK WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 58 55R2463; FIFTY-NINTHLY: MINING CLAIM T.B.-105776 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF AN UNNAMED CREEK WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 59 55R2463; SIXTIETHLY: MINING CLAIM T.B.-105777 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF AN UNNAMED CREEK WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 60 55R2463; SIXTY-FIRSTLY: MINING CLAIM T.B.-105778 O'NEILL BEING LAND AND LAND UNDER THE WATERS OF PT OF LAKE NUMBER 6 AND PT OF AN UNNAMED CREEK WITHIN THE LIMITS OF THE SAID MINING CLAIM, PT 61 55R2463; SIXTY-SECONDLY: MINING CLAIM T.B.-105784 O'NEILL PT 62 55R2463; SIXTY-THIRDLY: MINING CLAIM T.B.-105783 O'NEILL PT 63 55R2463; 64THLY: MINING CLAIM T.B.-105782 O'NEILL PT 64 55R2463; SIXTY-FIFTHLY: MINING CLAIM T.B.-105781 O'NEILL PT 65 55R2463; DISTRICT OF THUNDER BAY

PROPERTY REMARKS:

ESTATE/QUALIFIER:
LEASEHOLD
ABSOLUTE

RECENTLY:
FIRST CONVERSION FROM BOOK

PIN CREATION DATE:
2004/09/27

516

PARCEL REGISTER (ABBREVIATED) FOR PROPERTY IDENTIFIER
Ontario Ministry of Government services LAND REGISTRY OFFICE 159 PAGE 1 OF 2 PREPARED FOR SUBJECT TO RESERVATIONS IN CROWN GRANT ON 2008/04/16 AT 09:08:16
PROPERTY DESCRIPTION:
PROPERTY REMARKS:
ESTATE/QUALIFIER: RECENTLY: PIN CREATION DATE: LEASEHOLD FIRST CONVERSION FROM BOOK 2004/09/27 ABSOLUTE
NOTE: ADJOINING PROPERTIES SHOULD BE INVESTIGATED TO ASCERTAIN DESCRIPTIVE INCONSISTENCIES. IF ANY, WITH DESCRIPTION REPRESENTED FOR THIS PROPERTY. NOTE: ENSURE THAT YOUR PRINTOUT STATES THE TOTAL NUMBER OF PAGES AND THAT YOU HAVE PICKED THEN ALL UP.

Ontario Ministry of Government Services

LAND REGISTRY OFFICE #55

PARCEL REGISTER (ABBREVIATED) FOR PROPERTY IDENTIFIER

62450-0010 (LT)

SUBJECT TO RESERVATIONS IN CROWN GRANT

PAGE 2 OF 2
PREPARED FOR mcmullen
ON 2008/04/16 AT 09:08:16

REG. NUM.	DATE	INSTRUMENT TYPE	AMOUNT	PARTIES FROM	PARTIES TO	CERT/ CHKD
** PRINTOUT INCLUDES ALL DOCUMENT TYPES (DELETED INSTRUMENTS NOT INCLUDED) **						
LT126186	1977/01/07	CROWN PATENT			ANACONDA CANADA LIMITED	C
REMARKS: LEASE, AMENDED UNDER LT141670						
55R2463	1977/01/07	PLAN REFERENCE				C
F78257	1998/04/07	NOTICE				C
REMARKS: RENEWAL OF LEASE						
F124606	2003/12/22	TRANSFER			MARATHON PGM CORPORATION	C

6/6

PARCEL REGISTER (ABBREVIATED) FOR PROPERTY IDENTIFIER
Ontario Ministry of Government services LAND REGISTRY OFFICE 159 PAGE 2 OF 2 PREPARED FOR SUBJECT TO RESERVATIONS IN CROWN GRANT ON 2008/04/16 AT 09:08:16
NOTE: ADJOINING PROPERTIES SHOULD BE INVESTIGATED TO ASCERTAIN DESCRIPTIVE INCONSISTENCIES. IF ANY, WITH DESCRIPTION REPRESENTED FOR THIS PROPERTY. NOTE: ENSURE THAT YOUR PRINTOUT STATES THE TOTAL NUMBER OF PAGES AND THAT YOU HAVE PICKED THEN ALL UP.

SCHEDULE E
MARATHON GOLD ASSETS AND MARATHON GOLD PROPERTIES
The Marathon Gold Assets are as follows:

ASSET	SERIAL NUMBER	MODEL NUMBER	LICENSE PLATE#
2004 GREY 3/4 TON CHEV. SILVERADO	1GCHK29U34E174460	SILVERADO	6328RS

2009 Red 3/4 TON GMC SIERRA	1GTHK49K39E102420	SIERRA	NA

2004 DARK GREY 1/2 TON CHEVY SILVERADO	2GCEK19V941352489	SILVERADO	4625VZ

2006 HONDA QUAD- RUNNER (GREEN)	1HFTE252064501188	TRX 350 FM	72 LAO

2008 TUNDRA SKIDOO	2BPSGA8B18V000193	TUNDRA II	REG#981705 (STICKER# 1908120Z-2008)

2 seats of GoCad Software

5 seats of MapInfo Software
Office lease and contents of office at 330 Bay Street, Suite 1505, Toronto, Ontario including all investor relations contracts and contracts for services and utilities relating to such office but not including all records, documents and contracts relating to the Acquired Properties.
The Marathon Gold Properties are as follows:

Project Name	Licence Holder	Licence	Area / NTS	# Claims	# of Ha
Valentine Lake,	MOA(30%)RMI(70%)	010899M	12A/06 & 12A/07	246	6150

Newfoundland	MOA(30%)RMI(70%)	010943M	12A/06 & 12A/08	256	6400

	RMI(100%)	013809M	12A/06 & 12A/09	18	450

	RMI(100%)	013810M	12A/06 & 12A/10	19	475

Project Name	Licence Holder	Licence	Area / NTS	# Claims	# of Ha
	MPGM	017230M	12A/06 & 12A/11	256	6400

	MPGM	017231M	12A/06 & 12A/12	2	50

			TOTAL	797	19,925

Dorset	MPGM	016584M*	12H/16 (Flatwater Pond)	74	1850

	MPGM	015761M	12H/16 (Flatwater Pond)	30	750

	MPGM	016902M	12H/16 (Flatwater Pond)	19	475

			TOTAL	123	3075

Finger Pond	MPGM	017492M	12A/04, 12B/01, 11P/13, 11O/16	256	6400

	MPGM	017860M	12A/04, 12B/01, 11P/13, 11O/17	256	6400

	MPGM	017861M	12A/04, 12B/01, 11P/13, 11O/18	212	5300

	MPGM	017862M	12A/04, 12B/01, 11P/13, 11O/19	50	1250

			TOTAL	774	19350

Steel Mountain	MPGM	011126M	12B/08 (Main Gut)	6	150

Complex,	MPGM	011238M	12B/08 (Main Gut)	14	350

Newfoundland	MPGM	013365M	12B/08 (Main Gut)	30	750

	MPGM	013364M	12B/08 (Main Gut)	30	750

96.

MPGM	013544M	12B/08 (Main Gut)	25	625

MPGM	013545M	12B/08 (Main Gut)	5	125

MPGM	013557M	12B/08 (Main Gut)	23	575

MPGM	013558M	12B/08 (Main Gut)	14	350

MPGM	013774M	12B/08 (Main Gut)	57	1425

MPGM	013972M	12B/08 (Main Gut)	35	875

MPGM	015877M	12B/08 (Main Gut)	65	1625

		TOTAL	304	26,675

Project	Crown Grant	Claim			District	Parcel
Name	holder	Number	District	# Claims	Lot	Identifier
Molly B,	MPGM	545106	Cassiar	1	4498	015-583-121
Stewart, B.C.

97.

SCHEDULE F
DIRECTORS AND OFFICERS OF MARATHON
The following are all of the directors and officers of Marathon:
(a)	Robert Page Chilcott, Director

(b)	James D. Frank, Non-Executive Chairman and Director

(c)	George D. Faught, Director

(d)	Joseph G. Spiteri, Director

(e)	Phillip C. Walford, President, Chief Executive Officer and Director

(f)	James Kirke, Vice-President, Finance, Chief Financial Officer, Treasurer and Secretary

(g)	David J. Good, Vice-President of Exploration

(h)	Raymond J. Mason, Vice-President of Operations

98.